                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY


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                    STOCK SUBSCRIPTION AND EXCHANGE AGREEMENT

                                      AMONG

                            CRUISE LINE HOLDINGS CO.

                                  PHILIP LEVINE

                                  JERRY CHAFETZ

                    THE GERALD ROBINS REVOCABLE TRUST 8/3/94

                     THE CRAIG ROBINS REVOCABLE TRUST 8/3/94

                                       AND

                     THE SCOTT ROBINS REVOCABLE TRUST 8/3/94






                           Dated as of August 27, 1998



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
                                TABLE OF CONTENTS

                                                                                                       Page
1.  DEFINITIONS....................................................................................      2

2.  CONTRIBUTION AND EXCHANGE......................................................................      2
             2.1.     Contribution of the Shares...................................................      2

3.  THE CLOSING....................................................................................      2
             3.1.     Time and Place of Closing....................................................      2
             3.2.     Deliveries...................................................................      2

4.  REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS..............................................      3
             4.1.     Corporate Matters............................................................      3
                               4.1.1.  Organization, Power and Standing............................      3
                               4.1.2.  Capitalization..............................................      3
                               4.1.3.  Subsidiaries................................................      4
                               4.1.4.  Charter and By-laws.........................................      4
             4.2.     Financial Statements, etc....................................................      4
                               4.2.1.  Financial Information.......................................      4
                               4.2.2.  Character of Financial Information..........................      4
                               4.2.3.  Inventory and Receivables...................................      5
                               4.2.4.  Change in Condition.........................................      5
             4.3.     Liabilities..................................................................      6
                               4.3.1.  Debt........................................................      6
                               4.3.2.  Other Liabilities...........................................      7
             4.4.     Assets.......................................................................      7
                               4.4.1.  Title to Assets.............................................      7
                               4.4.2.  Real Property and Equipment.................................      7
                               4.4.3.  Intellectual Property Rights................................      8
             4.5.     Contracts, etc...............................................................      9
                               4.5.1.  Certain Contractual Obligations.............................      9
                               4.5.2.  Nature of Contracts, etc....................................     11
                               4.5.3.  Insurance...................................................     11
                               4.5.4.  Transactions with Affiliates................................     11
                               4.5.5.  Non-Contravention, etc......................................     12
             4.6.     Compliance with Laws, etc....................................................     12
                               4.6.1.  Compliance Generally........................................     12
                               4.6.2.  Tax Matters.................................................     13
                               4.6.3.  No Illegal Payments, etc....................................     15
                               4.6.4.  Employee Benefit Plans......................................     15
             4.7.     Environmental and Safety Matters, etc........................................     18
             4.8.     Labor Relations..............................................................     18


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
             4.9.     Customers, Suppliers and Distributors........................................     18
             4.10.    Litigation, etc..............................................................     19
             4.11.    Disclosure...................................................................     19
             4.12.    Banking Facilities, Powers of Attorney, etc..................................     19
             4.13.    Books and Records............................................................     19
             4.14.    Brokers or Finders Fees......................................................     20
             4.15.    Shareholder Agreements.......................................................     20
             4.16.    Amendments to Disclosure Schedules...........................................     20

5.  INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE  SUBSCRIBERS..................................     20
             5.1.     Enforceability...............................................................     20
             5.2.     Authorization................................................................     21
             5.3.     Non-Contravention, etc.......................................................     21
             5.4.     Title, etc...................................................................     21
             5.5.     Amendments to Disclosure Schedules...........................................     21
             5.6.     Organization.................................................................     22
             5.7.     Investment...................................................................     22

6.  REPRESENTATIONS AND WARRANTIES OF HOLDCO ONE...................................................     22
             6.1.     Corporate Matters............................................................     22
             6.2.     Authorization and Enforceability.............................................     23
             6.3.     Non-Contravention, etc.......................................................     23
             6.4.     Brokers' Fees................................................................     23
             6.5.     Investment...................................................................     23
             6.6.     Capitalization of Holdco One.................................................     23
             6.7.     Greyhound Acquisition........................................................     24
             6.8.     Commitment Letters...........................................................     24
             6.9.     Investment Company...........................................................     24
             6.10.    Liabilities.  ...............................................................     24
             6.11.    Amendments to Disclosure Schedules...........................................     24
             6.12.    Disclosure...................................................................     25

7.  CERTAIN AGREEMENTS OF THE PARTIES..............................................................     25
             7.1.     Certain Pre-Closing Matters..................................................     25
                               7.1.1.  Exclusivity.................................................     25
                               7.1.2.  Access to Premises and Information..........................     25
                               7.1.3.  Confidentiality Covenant of Holdco One......................     25
                               7.1.4.  Operation of Business in the Ordinary Course................     26
                               7.1.5.  Certain Notices.............................................     27
                               7.1.6.  Preparation for Closing.....................................     27
                               7.1.7.  Amendment of Articles of By-Laws............................     27
             7.2.     Certain Closing Matters......................................................     27


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
                               7.2.1.  Expenses of Transaction.....................................     27
                               7.2.2.  Publicity, etc..............................................     28
             7.3.     Confidentiality Covenants of Subscribers.....................................     28
             7.4.     Tax Matters..................................................................     28
                               7.4.1. Payment of Transfer Taxes and Other Charges..................     28
                               7.4.2.  Withholding.................................................     29
                               7.4.3.  Certificates................................................     29
                               7.4.4.  Tax Sharing Agreements......................................     30
                               7.4.5.  Section 351 Issues..........................................     30
                               7.4.6.  Applicable Period...........................................     31
             7.5.     Noncompetition...............................................................     31
             7.6.     Continuation of Benefits.....................................................     31
             7.7.     Guarantee....................................................................     32
             7.8.     Management Options...........................................................     32
             7.9.     Assignment and Amendment.  ..................................................     32

8.  CONDITIONS TO THE HOLDCO ONE'S OBLIGATION TO CLOSE.............................................     32
             8.1.     Representations, Warranties and Covenants....................................     33
                               8.1.1.  Continued Accuracy of Representations and Warranties........     33
                               8.1.2.  Performance of Agreements...................................     33
                               8.1.3.  Closing Certificate.........................................     33
             8.2.     Indebtedness.  ..............................................................     33
             8.3.     Greyhound Acquisition........................................................     33
             8.4.     Consents, etc................................................................     33
             8.5.     Closing Agreements...........................................................     33
             8.6.     Legality; Governmental Authorization; General Litigation.....................     34
             8.7.     Opinion of Counsel...........................................................     34
             8.8.     Financing....................................................................     34
             8.9.     No Material Adverse Change...................................................     34
             8.10.    Guarantee....................................................................     35
             8.11.    Changes to Schedules.........................................................     35
             8.12.    Dutch Holding Company........................................................     35
             8.13.    Termination of Obligations...................................................     35
             8.14.    Dutch Law....................................................................     35
             8.15.    Side Letter.  ...............................................................     35
             8.16.    Assignment and Amendment.....................................................     35
             8.17.    General......................................................................     35

9.  CONDITIONS TO THE SUBSCRIBERS' OBLIGATION TO CLOSE.............................................     35
             9.1.     Representations, Warranties and Covenants....................................     36
                               9.1.1.  Continued Accuracy of Representations and Warranties........     36


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
                               9.1.2.  Performance of Agreements...................................     36
                               9.1.3.  Officer's Certificate.......................................     36
             9.2.     Consents, etc................................................................     36
             9.3.     Closing Agreements...........................................................     36
             9.4.     Government Authorization; Litigation.........................................     36
             9.5.     Opinion of Counsel...........................................................     37
             9.6.     Options......................................................................     37
             9.7.     Greyhound Acquisition........................................................     37
             9.8.     Initial Investment...........................................................     37
             9.9.     Indemnity Agreements.........................................................     37
             9.10.    Changes to Schedules.........................................................     37
             9.11.    Commitment Letters...........................................................     37
             9.12.    Dutch Holding Company. ......................................................     37
             9.13.    Dutch Law....................................................................     37
             9.14.    Side Letter..................................................................     38
             9.15.    Assignment and Amendment.....................................................     38

10. INDEMNIFICATION................................................................................     38
             10.1.    Survival of Representations and Warranties...................................     38
             10.2.    Indemnity by Subscribers.....................................................     38
             10.3.    Indemnity by Holdco One......................................................     39
             10.4.    Matters Involving Third Parties..............................................     39
             10.5.    Other Indemnification Provisions.............................................     40
             10.6.    Limitations on Indemnification...............................................     41

11. DEFINITIONS....................................................................................     41
             11.1.    Certain Matters of Construction..............................................     41
             11.2.    Cross Reference Table........................................................     42
             11.3.    Certain Definitions..........................................................     43
                               11.3.1.  Action.....................................................     43
                               11.3.2.  Affiliate..................................................     43
                               11.3.3.  Berkshire Investors LLC....................................     44
                               11.3.4.  Business...................................................     44
                               11.3.5.  Business Day...............................................     44
                               11.3.6.  By-laws....................................................     44
                               11.3.7.  Charter....................................................     44
                               11.3.8.  Code.......................................................     44
                               11.3.9.  Compensation...............................................     44
                               11.3.10.  Contractual Obligation....................................     45
                               11.3.11.  Debt......................................................     45
                               11.3.12.  Distribution..............................................     45
                               11.3.13.  Enforceable...............................................     45
                               11.3.14.  ERISA.....................................................     45


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
                               11.3.15.  Gain Recognition Agreement................................     45
                               11.3.16.  Generally Accepted Accounting Principles..................     46
                               11.3.17.  Guarantee.................................................     46
                               11.3.18.  Governmental Authority....................................     46
                               11.3.19.  Governmental Order........................................     46
                               11.3.20.  Intangibles...............................................     46
                               11.3.21.  Known or Knowledge........................................     46
                               11.3.22.  Legal Requirement.........................................     47
                               11.3.23.  Lien......................................................     47
                               11.3.24.  Majority Subscribers.  ...................................     47
                               11.3.25.  Material Adverse Effect...................................     47
                               11.3.26.  Members of the Immediate Family...........................     47
                               11.3.27.  Ordinary Course of Business...............................     48
                               11.3.28.  Person....................................................     48
                               11.3.29.  Subsidiary................................................     48
                               11.3.30.  Tax Distribution..........................................     48
                               11.3.31.  Taxes.....................................................     48
                               11.3.32.  Tax Return................................................     48

12. GOVERNING LAW..................................................................................     49
             12.1.    Governing Law................................................................     49
             12.2.    [Reserved]...................................................................     49
             12.3.    Waiver of Jury Trial.........................................................     49
             12.4.    Reliance.....................................................................     49

13. TERMINATION....................................................................................     49
             13.1.    Termination of Agreement.....................................................     49
             13.2.    Effect of Termination........................................................     50

14. MISCELLANEOUS..................................................................................     50
             14.1.    Entire Agreement; Waivers....................................................     50
             14.2.    Amendment or Modification, etc...............................................     51
             14.3.    Headings, etc................................................................     51
             14.4.    Schedules; Listed Documents, etc.............................................     51
             14.5.    Severability.................................................................     51
             14.6.    Counterparts.................................................................     51
             14.7.    Successors and Assigns.......................................................     52

15. NOTICES........................................................................................     52


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                                    SCHEDULES

Schedule 4.1.1    Foreign Jurisdictions
Schedule 4.1.3    Subsidiaries
Schedule 4.2.4    Changes in Conditions
Schedule 4.3.1    Indebtedness
Schedule 4.4.1    Liens
Schedule 4.4.2    Listed Leases and Real Property
Schedule 4.4.3    Listed Intangibles/Listed Licenses
Schedule 4.5.1    Contractual Obligations
Schedule 4.5.3    Liability Policies/Loss Runs
Schedule 4.5.4    Transactions with Affiliates
Schedule 4.5.5    Non-Contravention, etc. (Companies)
Schedule 4.6.1    Compliance Generally
Schedule 4.6.2    Tax Matters (Subscribers)
Schedule 4.6.4    Employee Plans
Schedule 4.7      Environmental Claims
Schedule 4.9      Customers, Suppliers and Distributors
Schedule 4.10     Litigation
Schedule 4.12     Banking Facilities
Schedule 5.3      Non-Contravention, etc. (Individual Subscribers)
Schedule 6.6      Holdco One Capital Structure
Schedule 6.8      Commitment Letters
Schedule 7.1.4    Operation of Business
Schedule 7.6      Continued Insurance


                                    EXHIBITS

Exhibit 2.2       Allocation of Purchase Price
Exhibit 8.5(a)    Form of Employment Agreement
Exhibit 8.5(b)    Form of Shareholders Agreement
Exhibit 8.7       Opinion of White & Case
Exhibit 9.5       Buyer's Opinion
Exhibit 9.9       Form of Indemnity Agreement


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
                    STOCK SUBSCRIPTION AND EXCHANGE AGREEMENT


         This STOCK SUBSCRIPTION AND EXCHANGE AGREEMENT (the "Agreement") is made as of the 27th day of August, 1998 among Cruise Line Holdings Co., a Delaware corporation ("Holdco One"), Philip Levine, Jerry Chafetz, the Gerald Robins Revocable Trust 8/3/94, the Craig Robins Revocable Trust 8/3/94 and the Scott Robins Revocable Trust 8/3/94, the holders of all the issued and outstanding capital stock of the Companies (Levin, Chafetz and each Trust, each a "Subscriber" and collectively the "Subscribers").

                                    Recitals

         1. The Subscribers own all of the issued and outstanding shares of common stock (being all of the issued and outstanding shares of capital stock, the "Capital Stock") of On-Board Media, Inc., a Florida corporation ("On-Board"), Cruise Management International, Inc., a Florida corporation ("Cruise"), Boxer Media, Inc., a Florida corporation ("Boxer") (On-Board, Cruise and Boxer each a "Company" and collectively, the "Companies").

         2. The Subscribers desire to contribute and transfer to Holdco One all of the issued and outstanding shares of Capital Stock (collectively, the "Shares" and such contribution, the "Subscribers' Contribution").

         3. Each Subscriber is willing to acquire, and Holdco One is willing to issue to such Subscriber in exchange for the Subscribers' Contribution, shares of stock of Holdco One and cash, all upon the terms and subject to the conditions set forth in this Agreement.

         4. Berkshire Investors LLC and the Management Investors (as defined in the Shareholders Agreement) have agreed to contribute cash to Holdco One in exchange for the issuance of common stock of Holdco One (the "Berkshire Contribution"). Together with the Subscribers and the Management Investors, Berkshire Investors LLC will own all of the outstanding common stock of Holdco One immediately after such contributions.

         5. Holdco One, Berkshire Investors LLC and the Subscribers each intend that the Berkshire Contribution and the Subscribers' Contribution qualify as a transaction under Section 351 of the Code.

                                    Agreement

         Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

         Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 11.

2.       CONTRIBUTION AND EXCHANGE.

         2.1. Contribution of the Shares. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, the Subscribers hereby agree to contribute to Holdco One at the Closing all of the Shares in exchange for the consideration described below:

                           (a) an aggregate amount equal to $30,000,000 in cash
                  payable by wire transfer to the Subscribers in the amounts set forth opposite each Subscriber's name on Exhibit 2.2 and in accordance with written instructions of each such Subscriber delivered at least two business days prior to the Closing; and

                           (b) the number of shares of common stock of Holdco
                  One (the "Holdco One Stock" and, together with the cash described in the preceding paragraph, the "Consideration") which, at Closing, will represent 27 1/2% of the fully diluted and outstanding common stock of Holdco One, allocated among the Subscribers in the percentages set forth on Exhibit 2.2(a).

3.       THE CLOSING.

         3.1. Time and Place of Closing. Subject to Section 13, the closing of the contribution and exchange of the Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, or such other location as the parties may agree, at 9:00 a.m. (New York time) on September 15, 1998 or such other time and date as the Majority Subscribers and Holdco One shall mutually agree (such date being referred to herein as the "Closing Date").

         3.2.     Deliveries.  On the Closing Date:

                           (a) each Subscriber will contribute, transfer and
                  deliver to Holdco One a certificate or certificates for all of the Shares to be contributed by such Subscriber duly endorsed or accompanied by separate stock powers duly endorsed, with signature(s) guaranteed, in each case free and clear of any Liens and in form proper for contribution and transfer and satisfactory to Holdco One, in exchange for the Consideration as set forth in Section 2.1; and


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
                           (b) (i) Holdco One will make or cause to be made the
                  Tax Distributions in the amounts set forth in Schedule 7.1.4 and (ii) Holdco One will pay off the Debt incurred in respect of the Carnival Commissions as set forth in Section 4.3.1.

4.       REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS.

         In order to induce Holdco One to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each of the Subscribers severally and not jointly represents and warrants to Holdco One that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Section 4), provided, however, that the Subscribers may amend such disclosure schedules as set forth in Section 4.16.

         4.1.     Corporate Matters.

                  4.1.1. Organization, Power and Standing. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform each of the Closing Agreements to which it is a party, to carry on the Business as currently conducted, and to consummate the transactions contemplated hereby. Except as set forth on Schedule 4.6.1, each Company is duly qualified or licensed to do business as a foreign corporation, and is in good standing as such, in each jurisdiction in which the failure to be so qualified or licensed and in good standing could reasonably be expected to have a Material Adverse Effect upon the Business as currently conducted, and each such jurisdiction is listed in Schedule 4.1.1.

                  4.1.2. Capitalization. The only issued and outstanding shares of capital stock of the Companies are the Shares, consisting of 750 shares of common stock, $1.00 par value of On-Board, 750 shares of common stock, $1.00 par value of Cruise and 100 shares of common stock $1.00 par value of Boxer, of which no shares are held as treasury stock, all of which have been duly authorized and validly issued and are fully paid and non-assessable, and all of which are beneficially owned and held of record by the Subscribers. There is no Contractual Obligation or Charter or By-law provision which obligates any Company to issue, purchase or redeem, or make any payment in respect of, any shares of capital stock or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar right or grants any right to share in the equity, income, revenues (except for sales commission or distribution agreements entered into in the Ordinary Course of Business) or cash flow of any Company and no authorization therefor has been given.


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                  4.1.3. Subsidiaries. No Company has, or ever has had, any
         Subsidiary. Except as set forth on Schedule 4.1.3, no Company has, directly or indirectly, any ownership or other interest in, or control any corporation, partnership, joint venture, business association or other entity.

                  4.1.4. Charter and By-laws. The Subscribers have heretofore delivered to Holdco One a true and complete copy of each Company's Charter and By-laws.

         4.2.     Financial Statements, etc.

                  4.2.1. Financial Information. Holdco One has been furnished with true and complete copies of each of the following:

                           (a) The audited balance sheets of On-Board as of
                  December 31, 1997, 1996 and 1995, the audited balance sheets of Cruise as of December 31, 1997 and 1996, and the related statements of income and retained earnings and cash flows for the fiscal years then ended, accompanied by the notes thereto and the report thereon (the "Audited Financials", and together with the Boxer Financials and the Quarterly Financials, the "Financial Statements").

                           (b) The unaudited balance sheet of Boxer as of
                  December 31, 1997 and related unaudited statements of earnings and stockholders equity and cash flows for the fiscal year then ended (the "Boxer Financials").

                           (c) The unaudited balance sheets of the Companies as
                  of June 30, 1998 and related statements of earnings and stockholders equity and cash flows for the fiscal quarter and six months then ended (the "Quarterly Financials").

                           (d) Balance Sheet. As used herein, the term "Balance
                  Sheet Date" shall mean December 31, 1997 and the term "Balance Sheets" shall mean the balance sheets of the Companies as of December 31, 1997 contained in the Audited Financials and Boxer Financials, respectively.

                  4.2.2. Character of Financial Information. The Financial Statements relating to On-Board and Cruise (including with respect only to the Audited Financials the notes thereto) were prepared in accordance with generally accepted accounting principles consistently (except as described therein) applied throughout the periods specified therein, and present fairly the financial position and results of operations of each Company for the periods specified therein, subject in the case of the Quarterly Financials to an absence of footnotes and normal year-end audit adjustments. The Financial Statements relating to Boxer were prepared on a cash basis methodology, applied consistently throughout the periods specified therein, and present fairly the financial position and results of operations of Boxer for the periods specified therein, subject in the case of the Quarterly Financials to an absence of footnotes and normal year-end adjustments.

                  4.2.3.  Inventory and Receivables.

                           4.2.3.1.  Inventories.

                           (a) The values at which all inventories are carried
                  on the balance sheets delivered with the Financial Statements, including without limitation the reserves with respect thereto reflected in the Balance Sheets, have been calculated in accordance with generally accepted accounting principles.

                           (b) Taking into account the reserves for inventory
                  set forth in the Balance Sheets, the inventories reflected on the Balance Sheets are (i) in all material respects in good and merchantable condition, (ii) salable in the Ordinary Course of Business of the Companies, and (iii) verifiable in all material respects by reference to records which are maintained by the Companies. The inventories reflected on the Balance Sheets included any and all material amounts of inventory held on consignment by third parties.

                           4.2.3.2. Accounts Receivable. Taking into account the
                  reserves for uncollectible accounts set forth in the Balance Sheets, all of the accounts reflected on the Balance Sheet were accounts receivable that (i) arose from sales made and orders received in the Ordinary Course of Business, and (ii) to the Subscribers' Knowledge, are not subject to any set-off or counterclaim, except with respect to the dispute with Franco A. Mansur d/b/a Brazilian Gems set forth on Schedule 4.10.

                  4.2.4. Change in Condition. Except for the matters set forth on Schedule 4.2.4, which matters, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, since the Balance Sheet Date:

                           (a) The Business has been conducted only in the
                  Ordinary Course of Business;

                           (b) No Company has incurred or otherwise become
                  liable in respect of any Debt except for borrowings in the Ordinary Course of Business, or become liable in respect of any Guarantee (other than Guarantees by the Companies of obligations of the Companies) except such Debt as is permitted pursuant to subsection 7.1.4(d) hereof;

                           (c) No Company has declared or made any Distribution
                  or entered into or performed any other transaction which has resulted or will result in any payment or other transfer of assets to or for the benefit of any Subscriber or any Affiliate of any Subscriber (other than transactions among the Companies or Tax Distributions permitted pursuant to subsection 7.1.4(c) hereof);

                           (d) No Company has (i) sold, leased to others or
                  otherwise disposed of any material portion of its assets (except for sales of inventory and equipment in the Ordinary Course of Business), (ii) entered into any Contractual Obligation relating to (A) the purchase of any Debt or equity interest in any Person, (B) the purchase of assets constituting a business or (C) any merger, consolidation or other business combination (other than among the Companies),
                  (iii) canceled or compromised any material Debt or claim (other than accounts receivable and other Debts or claims in the Ordinary Course of Business), (iv) Knowingly waived or released any right of material value (other than in the Ordinary Course of Business), or (v) instituted, settled or agreed to settle any material Action, inquiry or investigation (other than in the Ordinary Course of Business);

                           (e) No Company has (i) made any changes in the rate
                  of Compensation in effect for any of the Subscribers or (ii) paid or agreed or orally promised to pay, conditionally or otherwise, any extra Compensation to any Subscriber, or (iii) made any changes in the rate of Compensation of any other officer, employee, consultant or agent of any Company (other than in the case of clause (iii) of this subsection (e) in the Ordinary Course of Business);

                           (f) No Company has made any material change in its
                  customary methods of accounting or accounting practices (including without limitation with respect to reserves), pricing policies or payment or credit practices or failed to pay any creditor any amount owed to such creditor when due or granted any extensions of credit other than in the Ordinary Course of Business;

                           (g) No Subscriber or Company has entered into any
                  Contractual Obligation to do any of the things referred to in clauses (a) through (f) above; and

                           (h) No Material Adverse Effect has occurred, nor, to
                  the Subscribers' Knowledge, have any event or events occurred which could reasonably be expected to have, a Material Adverse Effect.

         4.3.     Liabilities.

                  4.3.1. Debt. Immediately prior to the Closing hereunder, except as set forth on Schedule 4.3.1 hereto, no Company will have any liabilities in respect of Debt, other than in respect of Debt outstanding immediately prior to the Closing of up to

         $1,000,000 for the payment of commissions under the contract dated July 31, 1998 among Cruise and Carnival Corporation (the "Carnival Commissions").

                  4.3.2. Other Liabilities. Immediately prior to the Closing hereunder and the consummation of the transactions contemplated hereby, to Subscribers' Knowledge no Company will have any material liabilities or other material obligations, whether absolute, accrued, contingent, due, to become due, or otherwise, other than, to the extent the existence thereof is consistent with all other representations and warranties of the Subscribers made in or pursuant to this Agreement, the following (the "Assumed Liabilities"):

                           (a) Obligations and liabilities of the Companies
                  existing on the Balance Sheet Date.

                           (b) Obligations and liabilities of the Companies
                  incurred since the Balance Sheet Date in the Ordinary Course of Business.

                           (c) Obligations and liabilities of the Companies
                  described in Schedule 4.2.4 in response to clause (a) thereof.

         4.4.     Assets.

                  4.4.1. Title to Assets. The Companies have good and marketable title to, or in the case of property held under lease or other Contractual Obligation, a valid and enforceable right to use, all of their properties, rights and assets, whether real or personal and whether tangible or intangible (collectively, the "Assets"), including without limitation all properties, rights and assets reflected in the Balance Sheets, except (i) as sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course of Business and (ii) such as have not had, and could not reasonably be expected to have, a Material Adverse Effect. The Assets are not subject to any Lien securing any Debt or other material obligation of any Company or Subscriber except as described in Schedule 4.4.1. The Assets (including without limitation the Equipment, the Intangibles and the Contracts) constitute all properties, rights and assets held for or used in the conduct of the Business of the Companies as currently conducted.

                  4.4.2. Real Property and Equipment.

                           4.4.2.1. General. No Company owns, or ever has owned,
                  any real property, except for the fixtures and other improvements included in the Assets and set forth on Schedule 4.4.2, which reflects the Company's assets as of December 31, 1997 (the "Real Property"). All of the Real Property and all of the tangible personal property other than inventory included in the Assets (the "Equipment") are, taken together, suitable for the purpose for which they are presently used in the Business and in a condition sufficient to conduct the Business as presently conducted. Schedule 4.4.2 sets forth a list of each lease or other Contractual Obligation (including all amendments) under which any Real Property or Equipment having a cost, annual aggregate lease payment or capital lease obligation in excess of $50,000 is held or used by any Company (the "Listed Leases"; the Listed Leases, together with all such leases and Contractual Obligations other than the Listed Leases which have been entered into in the Ordinary Course of Business, are referred to herein collectively as the "Leases"). There is no lease or other Contractual Obligation under which any Company is liable as lessor with respect to any Real Property or Equipment.
                  Schedule 4.4.2 also sets forth a list of all of the realty included in the Real Property and of the addresses of each other location, if any, at which is located any Equipment or inventory.

                           4.4.2.2. Certificates. All certificates, licenses,
                  approvals and permits necessary in connection with the construction and present use and operation of the Real Property and the lawful occupancy thereof (the "Permits") have been issued by the appropriate governmental authorities, except for such as has not had, and could not reasonably be expected to have, a Material Adverse Effect. The Real Property may be used as currently used under and in material accordance with the certificates of occupancy with respect thereto. All such Permits shall continue in full force and effect immediately after giving effect to the transactions contemplated hereby.

                           4.4.2.3. Absence of Certain Notices. No Company, nor
                  any Subscriber, has received any written, or to Subscriber's Knowledge, oral notice of (i) any violation of any Legal Requirement, including, without limitation, zoning restrictions and ordinances, building, life, safety, health and fire codes and ordinances affecting any of the Real Property, (ii) any violation of any material Permit or (iii) any eminent domain, condemnation or similar proceeding pending or, to the Subscribers' Knowledge, threatened, or any decree or order relating thereto, which in each case could reasonably be expected to have a Material Adverse Effect.

                  4.4.3. Intellectual Property Rights. Schedule 4.4.3 lists all trade and product names, foreign letters patent of invention, patents and patent applications, trademarks and trademark applications, service marks and copyrights, in each case which are material to the conduct of the Business in the Ordinary Course of Business or the absence of which could reasonably be expected to have a Material Adverse Effect (the "Listed Intangibles"). Schedule 4.4.3 sets forth a list of each license or other Contractual Obligation (including all amendments) under which any Intangible material to the conduct of the Business in the Ordinary Course of Business or the absence of which could reasonably be expected to have a Material Adverse Effect is held or used by any Company (the "Listed Licenses"). Except as described in Schedule 4.4.3, there is no license or other Contractual Obligation under which any Company is liable as licensor with respect to any Intangible. Except as set forth on Schedule 4.4.3, registrable or patentable Intangibles owned by any Company have been duly registered and patented in accordance with applicable Legal Requirements in all jurisdictions in which the Business is currently conducted by any Company under such Intangible except for such failures to be so registered or patented as have not had and could not reasonably be expected to have a Material Adverse Effect. No Subscriber or Company has received any notice that the use by any Company of the Intangibles in the Business and in the areas where the Business is currently conducted infringes or has infringed any rights of any third party; to the Subscribers' Knowledge, such use does not actually infringe and has not actually infringed any such rights; and to the Subscribers' Knowledge, no activity of any third party infringes upon the rights of any Company with respect to any of the Intangibles.

         4.5.     Contracts, etc.

                  4.5.1. Certain Contractual Obligations. Set forth on Schedule
         4.5.1 is a true and complete list of all of the following Contractual Obligations of the Companies:

                           (a) All collective bargaining agreements and other
                  labor agreements; all employment or consulting agreements; and all other plans, agreements or arrangements (other than any Employee Plan listed on Schedule 4.6.4) which constitute Compensation or benefits to any of the senior executive officers or employees or consultants of any Company.

                           (b) All Contractual Obligations under which any
                  Company has incurred or may incur any severance pay or special Compensation obligations which would become payable by reason of this Agreement or the consummation of the transactions contemplated hereby.

                           (c) All Contractual Obligations (other than
                  licensing, sales and distribution agreements disclosed pursuant to clause (h) below) under which any Company is or will after the Closing be restricted from carrying on any business or other activities in any country, state, town, territory, province, county, city or other political subdivision of any country.

                           (d) All Contractual Obligations (including without
                  limitation options) to sell or otherwise dispose of a material portion of any Assets except in the Ordinary Course of Business.

                           (e) All Contractual Obligations under which any
                  Company has or will after the Closing have any material liability or obligation to or for the benefit of any Subscriber or any Affiliate of any Subscriber (other than such Contractual Obligations disclosed on Schedule
                  4.5.4 or pursuant to any Closing Agreement).

                           (f) All Contractual Obligations under which any
                  Company has any material liability or obligation for Debt or constituting or giving rise to a Guarantee of any material liability or obligation of any Person, or under which any Person has any material liability or obligation constituting or giving rise to a Guarantee of any material liability or obligation of any Company (including without limitation partnership and joint venture agreements).

                           (g) Other than pursuant to the Charter or Bylaws of
                  the Companies, all Contractual Obligations under which any Company is or may become obligated to pay any material amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets or securities, (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) and (ii).

                           (h) All distributorship agreements and all other
                  Contractual Obligations (other than purchase orders and sales orders entered into in the Ordinary Course of Business), with distributors, suppliers, vendors, or other suppliers of goods or services.

                           (i) All advertising contracts which individually
                  involve material liabilities of any Company.

                           (j) All material purchase or sales orders not entered
                  into in the Ordinary Course of Business.

                           (k) Contractual Obligations (other than purchase
                  orders or sales orders) not required to be listed on Schedule
                  4.5.1 pursuant to clauses (a) through (j) above which individually involve liabilities or payments of any Company in excess of $50,000 in any given year.

         The Subscribers have heretofore made available to Holdco One a true and complete copy of each of the Contractual Obligations listed on Schedule 4.5.1, each as in effect on the date hereof including without limitation all amendments thereto (the "Listed Contracts") and true and complete copies of each of the Listed Leases, Listed Licenses and Insurance Policies (the Listed Contracts, Listed Leases, Listed Licenses and Insurance Policies are referred to herein collectively as the "Contracts").

                  4.5.2. Nature of Contracts, etc. No breach or default by any Company under any of the Contracts has occurred and is continuing, and to Subscribers' Knowledge no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the Contracts, other than such breaches, defaults and events as have not had and could not reasonably be expected to have a Material Adverse Effect. To the Subscribers' Knowledge, no breach or default by any Person other than the Companies under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any Company under any of such Contracts.

                  4.5.3. Insurance. Set forth on Schedule 4.5.3 is a copy of the declarations page from each liability (including without limitation, public liability, products liability and automobile liability) policy by which any Company has been insured since January 1, 1996 (collectively, the "Liability Policies"). Except for the matters set forth on the loss runs attached hereto ("Loss Runs") and the matters set forth on Schedule 4.5.3, Subscribers have no Knowledge of any liability Actions against any Company. Statutory workers' compensation has been maintained, to the extent required by law, on all employees of the Companies and all such policies were written by insurers in existence as of the date hereof. The premiums for all Liability Policies and workers' compensation policies have been fully paid in accordance with their terms. Set forth on Schedule 4.5.3 is a copy of the declarations page from all insurance policies of the Companies currently in effect other than the Liability Policies and the workers' compensation policies (together with the Liability Policies and the workers' compensation policies, the "Insurance Policies"). Immediately prior to the Closing and the consummation of the transactions contemplated hereby, and except as set forth on Schedule 4.5.3, each Insurance Policy will be in full force and effect and be payable to the respective Company.

                  4.5.4. Transactions with Affiliates. Except for the matters set forth on Schedule 4.5.1 pursuant to clause (e) of Section 4.5.1 (the "Affiliate Relationships"), no Subscriber or any Affiliate of any Subscriber (other than the Companies) is a consultant, competitor, customer, distributor, supplier or vendor of, or is party to any Contractual Obligation (except in the course of such Subscriber's employment) with, any Company involving amounts in excess of $25,000. Except as set forth on Schedule 4.5.4, there are no trademarks, trade names (or any component thereof), service marks, service names, copyrights, patents, patent rights, franchises, or confidential knowledge that any Subscriber or such Affiliate owns or is licensed or otherwise has the right to use which are currently used in or are necessary to the conduct of the Business of the Companies. Since January 1, 1996 (i) there have been no changes in the terms of the Affiliate Relationships which have had or could reasonably be expected to have a Material Adverse Effect, and (ii) except as set forth on
         Schedule 4.5.1 pursuant to clause (e) thereof, there have been no relationships, Contractual Obligations or other transactions between any Company on the one hand, and any Subscriber or such Affiliate on the other hand, other than (x) the Affiliate Relationships and (y) other relationships, Contractual Obligations and transactions the termination or non-continuation of which has not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.5.4, all transactions between any Company on the one hand, and any Subscriber or any such Affiliate (other than the Companies) on the other hand, which occurred during the periods covered by the Financial Statements and are required by generally accepted accounting principles to be reflected therein, are reflected in the Financial Statements at amounts which do not overstate the net worth or net income of the Companies as compared with fair market values and prices which would have been charged and paid between parties at arms' length at the time of the entering into of the transactions in question.

                  4.5.5. Non-Contravention, etc. Except as set forth on Schedule 4.5.5, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby does or will constitute, result in or give rise to (i) a breach of or a default or violation under any Charter or By-Laws provision of any Company,
         (ii) the acceleration of the time for performance of any obligation under any Contractual Obligation, (iii) the imposition of any Lien upon or the forfeiture of any Asset (including without limitation any Asset held under a Lease or License), (iv) a breach of or a default or violation under any Contractual Obligation of any Company, or the requirement that any consent under or waiver of any such Contractual Obligation, Charter or By-Laws be obtained, or (v) any severance payments, right of termination, modification of terms, or any other right or cause of action under any such Contractual Obligation, Charter or By-laws provision, except as set forth in Schedule 4.5.5.

         4.6.     Compliance with Laws, etc.

                  4.6.1. Compliance Generally. Except as set forth on Schedule 4.6.1, the operations of the Business as heretofore or currently conducted have at no time been and are not in violation of, nor is any Company in default or violation under, any Legal Requirement, except for such violations or defaults as have not had and could not reasonably be expected to have a Material Adverse Effect. The Companies have been duly granted all licenses, permits, franchises and other authorizations under any Legal Requirement necessary for the conduct of the Business as currently conducted, except licenses, permits, franchises and other authorizations the failure of which to have been obtained has not had and could not reasonably be expected to have a Material Adverse Effect. Except for any required filings under the Hart-Scott-Rodino Act and the expiration of the applicable waiting period thereunder, (i) neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby does or will constitute, result in or give rise to a breach or violation or default under any Legal Requirement applicable to any Company and (ii) no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority is required to be obtained or made by or on behalf of the any Company in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                  4.6.2.  Tax Matters.  Except as set forth on Schedule 4.6.2:

                           (i) all Tax Returns that are required to be filed by or with respect to each Company have been duly and timely filed (including within any applicable extension period) in accordance with all applicable Legal Requirements, all such Tax Returns were correct and complete in all material respects, no Company currently is the beneficiary of any extension of time within which to file any Tax Return, no claim has ever been made by any taxing authority in a jurisdiction where any Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction,

                           (ii) all Taxes that are due, whether or not shown on any Tax Return, have been paid in full,

                           (iii) all other written tax assessments that are due have been paid in full,

                           (iv) no Tax Return has been the subject of examination or audit by the Internal Revenue Service ("IRS") or the appropriate state, local or foreign taxing authority,

                           (v) no deficiencies have been asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause (i) by the IRS or the appropriate state, local or foreign taxing authority,

                           (vi) there is no action, suit, proceeding, audit, claim, deficiency or assessment pending with respect to any Taxes of the Company, and there are no Liens or other security interests on any of the assets of any Company that arose in connection with any failure (or alleged failure) to pay any Tax other than for current Taxes not yet due and payable,

                           (vii) no waivers of statutes of limitations have been given or requested by or with respect to any Taxes of any Company and no

                                    Company has agreed to any extension of time with respect to any Taxes,

                           (viii) no written powers of attorney (for example, IRS Form 2848 or other similar authority) with respect to Taxes of the Companies are currently in force,

                             (ix)   there is no Contractual Obligation
                                    (including without limitation any of the Closing Agreements) covering any employee or former employee of any Company that will give rise to the payment of any amount that will be not deductible by reason of Section 280G of the Code or subject to the excise tax under Section 4999 of the Code,

                            (x) no Company will have as of the Closing Date any liability for Taxes, except for Taxes which have been specifically accrued for in full on the books and records of the Companies in the Ordinary Course of Business (other than any such reserves for deferred Taxes established to reflect timing differences between book and Tax income),

                           (xi) each Company has withheld and paid over to the proper government authorities all Taxes required to have been withheld and paid over, and complied with all information and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, and the Companies will continue to do so with respect to all such amounts paid by it through the Closing Date,

                           (xii) no consent to the application of Section 341(f) of the Code has been made by or on behalf of any Company with regard to any assets or property held, acquired or to be acquired by any Company,

                           (xiii) No Company is a party to any Tax allocation or sharing agreement,

                           (xiv) Each Company has, with all requisite consent of its shareholders, validly elected to be treated as an S corporation under Section 1362 of the Code since May 14, 1990 for On-Board, March 27, 1995 for Cruise and November 21, 1996 for Boxer (the date of each Company's inception, respectively) and, where permitted, under the corresponding provisions of applicable state and local law.

                                    None of the Subscribers have taken any
                                    action or omitted to take any action which action or omission could result in the loss of subchapter S corporation status for any Company for such period prior to the Closing, other than actions or omissions relating to the loss of S corporation status which would occur as a result of the acquisition of the Companies by Holdco One pursuant to this Agreement.

                  4.6.3. No Illegal Payments, etc. To the Subscribers' Knowledge, no Subscriber, Company or any of their respective officers, employees or agents, has (a) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was in a position to help or hinder any Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which at the time of such action would have subjected (whether then or in the future) any Company or Holdco One to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) the non-continuation of which has had or could reasonably be expected to have a Material Adverse Effect, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

                  4.6.4.  Employee Benefit Plans.

                           4.6.4.1. Disclosure. Schedule 4.6.4 sets forth all
                  Employee Plans to which any Company contributes or is obligated to contribute, or under which any Company has or may have any liability for premiums or benefits (an "Existing Plan"), as well as all plans, agreements, policies and arrangements that would be Existing Plans if the term "employee" were construed to include outside directors, consultants or other independent contractors who provide services to or for the benefit of any Company. For purposes of this Agreement, the term "Employee Plan" means any plan, program, agreement, policy or arrangement (a "plan"), whether or not reduced to writing, that is: (i) a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"); (ii) a pension benefit plan within the meaning of
                  Section 3(2) of ERISA (a "Pension Plan"); (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive fringe benefit, pension, profit-sharing, severance, group insurance, death benefit or other employee benefit plan, arrangement or policy, whether formal or informal, which benefits or is for the benefit of any of its employees or former employees or the beneficiaries of any such employee or former employee. With respect to each Existing Plan, the Subscribers have provided or made available to Holdco One accurate, current and complete copies of each of the following: (1) where the Existing Plan has been reduced to writing, the plan document together with all amendments; (2) where the Existing Plan has not been reduced to writing, a written summary of all material plan terms; (3) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (4) copies of any summary plan descriptions, employee handbooks or any other employee communications that (i) summarize any Existing Plan or the benefits or coverage thereunder or (ii) describe in detail any obligations under any Existing Plan; (5) in the case of any Existing Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS, if any, and any related correspondence with the IRS, including a copy of the request for such determination; (6) in the case of any funding arrangement intended to qualify as a VEBA under Section 501(c)(9) of the Code, a copy of any IRS letter determining that it so qualifies; (7) in the case of any Existing Plan for which Forms 5500 are required to be filed, a copy of the three most recently filed Forms 5500, with schedules attached; and (8) copies of any notices, letters or other correspondence from the IRS or the Department of Labor relating to the Existing Plan. Except where the failure would not have a Material Adverse Effect, all Employee Plans listed on Schedule 4.6.4 have been duly registered where required by, and are in good standing under, all applicable legislation, and the Company has fulfilled its funding obligations under all such plans.

                           4.6.4.2. No Defined Benefit Pension Plans. No
                  Company, nor any corporation, trust, partnership or other entity that would be considered as a single employer with any Company under Section 4001(b)(1) of ERISA or Sections 414(b),
                  (c), (m) or (o) of the Code has ever maintained or been required to contribute to any Employee Plan subject to Title IV of ERISA.

                           4.6.4.3. Plan Qualification; Plan Administration;
                  Certain Taxes and Penalties. Each Existing Plan that is intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred or failed to occur which would adversely affect or result in the revocation of such favorable determination. Except where the failure or occurrence would not have a Material Adverse Effect, each Existing Plan, including any associated trust or fund, has been administered in accordance with its terms and with all applicable Legal Requirements, and nothing has occurred with respect to any Existing Plan that has subjected or could subject any Company to a liability under Section 502 of ERISA or Chapter 43 of Subtitle D or section 6652 of the Code, or that has subjected or could subject any participant in or beneficiary of an Existing Plan to a tax under Section 4973 of the Code. Except where the failure would not have a Material Adverse Effect, there have been no non-exempt prohibited transactions within the meaning of Section 4975 of the Code or 406 of ERISA with respect to any Employee Plan.

                           4.6.4.4. All Contributions and Premiums Paid Funding.
                  Except where such matters, in the aggregate, would not have a Material Adverse Effect, all required contributions, assessments and premium payments on account of each Existing Plan have been made. With respect to each Employee Plan, except where such matters, in the aggregate, would not have a Material Adverse Effect, as of the Quarterly Financials, there will be no liability of the Company that has not either been paid or accrued in accordance with GAAP applied consistently with the past practice of the Company. There are no liabilities with respect to any employee benefit plan other than the Existing Plans.

                           4.6.4.5. Claims. There are no existing (or, to the
                  Subscribers' Knowledge, threatened) lawsuits, claims or other controversies relating to an Existing Plan, other than claims for information or benefits in the normal course, except where such matters, in the aggregate, would not have a Material Adverse Effect.

                           4.6.4.6. Retiree Benefits; Certain Welfare Plans.
                  Other than as required under Section 601 et seq. of ERISA, no Existing Plan that is a Welfare Plan provides benefits or coverage for any period following retirement or other termination of employment. There is no and never has been any welfare benefit trust or fund that constitutes or is associated with an Existing Plan that is intended to be exempt from federal income tax under Section 501(c)(9) of the Code. No event has occurred that could result in a loss of any deduction to any Company under Section 162(n) of the Code.

                           4.6.4.7. No Restrictions On Termination. Except as
                  required to maintain the tax-qualified status of any Existing Plan intended to qualify under Section 401(a) of the Code, no provision of any Existing Plan would limit the ability of any Subscriber, the Company, or Holdco One to amend or terminate any Existing Plan.

                           4.6.4.8. Employer Securities. No Existing Plan would
                  require the distribution of "employer securities" within the meaning of Code Section 409(l) in satisfaction of benefit obligations thereunder.

                           4.6.4.9. Effect of Transactions. The execution and
                  delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any prohibited transaction within the meaning of ERISA.

         4.7. Environmental and Safety Matters, etc. Each Company is and has at all times been in compliance in all respects with all applicable Legal Requirements relating to environmental, natural resource, health or safety matters, except such non-compliance as has not had and could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.7, there is no suit, claim, action or proceeding, pending (or, to the Subscribers' Knowledge, threatened) against any Company in respect of (i) noncompliance with any such Legal Requirement, (ii) except as disclosed pursuant to Section 4.10, personal injury, wrongful death, other tortious conduct, or the existence of any nuisance relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of any Company or any predecessor entity made of, containing or incorporating any hazardous, noxious or toxic materials, commodities or substances, or (iii) the presence or release or threatened release into the environment of any pollutant, contaminant or toxic, hazardous or noxious material, substance or waste, whether solid, liquid or gas and whether generated by any Company or any predecessor entity or located at or about a site included in the Real Property or heretofore owned by any Company or any predecessor entity or currently leased or otherwise used by any Company. No event has occurred or condition exists or operating practice is being employed that will give rise to any Liability or Losses on the part of any Company (or, after the Closing, Holdco One) either at the present or at any future time (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal of any Hazardous Substance by or on behalf of any Company or any of their respective predecessors or otherwise in or near their respective properties.

         4.8. Labor Relations. No employee of any Company is represented by a labor union, and to the Subscribers' Knowledge, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. To the Subscribers' Knowledge, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of any Company. There are no labor or employment disputes pending between any Company on the one hand and any of their respective employees on the other hand, except for such disputes with individual employees arising in the Ordinary Course of Business which have not had and could not reasonably be expected to have a Material Adverse Effect.

         4.9. Customers, Suppliers and Distributors. Except as set forth in
Schedule 4.9, since the Balance Sheet Date (i) no customer (or group of customers) or any distributor of the Business has given any Company written, or to Subscriber's Knowledge, oral notice that such customer (or group of customers) or distributor will cease to purchase products or services or materially reduce the amount of products and services purchased from any Company, and (ii) no supplier or vendor (or group of suppliers or vendors) of the Business has given any Company written, or Subscriber's Knowledge, oral notice that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or change its price or terms to any Company of any products or services, in each case in a manner or to a degree which could reasonably be expected to have a Material Adverse Effect.

         4.10. Litigation, etc. There is no litigation, at law or in equity, or any proceeding before or investigation by any Governmental Authority pending or, to the Subscribers' Knowledge, threatened against any Company, except for (i) such of the foregoing as are described in Schedule 4.10, and (ii) matters which have not had and could not reasonably be expected to have a Material Adverse Effect. There is no litigation at law or in equity, or any proceeding before or investigation by any Governmental Authority pending or to Subscribers' Knowledge threatened against any Company which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No judgment, decree or order of any Governmental Authority (i) has been issued against any Company, or (ii) to Subscribers' Knowledge has been issued against any Person other than the Companies, in each case which granted equitable relief binding any Company or which has otherwise had or could reasonably be expected to have a Material Adverse Effect.

         4.11. Disclosure. This Agreement (including without limitation the Schedules hereto) does not contain and will not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         4.12. Banking Facilities, Powers of Attorney, etc. Schedule 4.12 hereto sets forth a true, correct and complete list of each bank, savings and loan or similar financial institution in which any Company has an account or safety deposit box or other arrangement, and any numbers of the accounts or safety deposit boxes maintained by any Company thereat, the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, and any outstanding powers of attorney executed on behalf of any Company in respect of such Company. No Company has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

         4.13. Books and Records. The minute books, stock record books and other records of the Companies, all of which have been made available to Holdco One, are true, complete and correct and have been maintained in accordance with sound business practices in all material respects. The minute books of the Companies contain true, accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the stockholders, the boards of directors and committees of the boards of directors of the Companies, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Companies.

         4.14. Brokers or Finders Fees. No Company, Subscriber, nor any agent of any of them has incurred any liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

         4.15. Shareholder Agreements. The Subscribers represent and warrant that execution of this agreement constitutes required consent to the transactions contemplated hereby and waiver of all rights under the Restated Shareholder Agreement, dated as of October 19, 1996 of On-Board Media, Inc., as amended by the First Amendment to the Restated Shareholder Agreement and the Shareholder Agreement, dated as of October 19, 1996, of Cruise Management International, Inc.

         4.16. Amendments to Disclosure Schedules. From the date hereof through the day which is three business days prior to the Closing Date, the Subscribers may amend or supplement the disclosure schedules provided by them pursuant to this Agreement by providing Holdco One with a copy of the amendments by facsimile, hand delivery or overnight courier; provided, however, (a) if such amendments relate to any fact or circumstance that occurred prior to the date hereof, the Subscribers shall remain liable pursuant to Section 10 hereof to Holdco One for any Losses that result from such facts and circumstances, and (b) if such amendments relate to any fact or circumstance that occurs after the date hereof, Holdco One shall have the option of (i) accepting and assuming such disclosures and the same shall become a part of this Agreement or (ii) terminating this Agreement.

5.       INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS.

         In order to induce Holdco One to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each Subscriber severally and not jointly represents and warrants to Holdco One that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5); provided, however, that the Subscribers may amend such disclosures as set forth in Section 5.5 hereof.

         5.1. Enforceability. This Agreement has been duly authorized, executed and delivered by such Subscriber and is Enforceable against such Subscriber and, on or prior to the Closing Date, each Closing Agreement to which such Subscriber is a party will be duly executed and delivered by such Subscriber, and will be Enforceable against such Subscriber.

         5.2. Authorization. The Trustee of each Trust has all power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each Trust of this Agreement have been duly and validly authorized by all necessary action on the part of each Trust. This Agreement constitutes the legal, valid and binding obligation of each Trust. Gerald Robins is the qualified and acting Trustee of each Trust and, as such, has all requisite power and authority to execute, deliver and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement on behalf of the Trusts and to consummate the transactions contemplated hereby and thereby.

         5.3. Non-Contravention, etc. Except for any required filings under the Hart-Scott-Rodino Act and the expiration of the applicable waiting period thereunder, (i) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of such Subscriber or any Legal Requirement applicable to such Subscriber and (ii) no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of such Subscriber, is required to be made by or on behalf of such Subscriber in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by such Subscriber, except as set forth in Schedule 5.3. The items set forth in Schedule 5.3 shall have been obtained or made and be in full force and effect at the Closing. The execution and delivery of this Agreement and the Closing Documents to which the Trusts are a party do not, and the performance of the Trusts of the terms thereof applicable to them will not, violate the terms of or conflict with the governing documents of any Trust.

         5.4. Title, etc. Such Subscriber has good and valid title to the Shares owned by such Subscriber, free and clear of any Liens (subject to such restrictions as may be imposed under applicable federal and state securities laws). Except for this Agreement, there is no Contractual Obligation pursuant to which such Subscriber has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any Shares of or direct or indirect interests in any Company. Upon delivery of certificates representing such Shares, and payment therefor as contemplated herein, Holdco One will receive good and valid title to such Shares free and clear of any Liens and subject to no rescission or similar rights or equities of any kind (subject to such restrictions as may be imposed under applicable federal and state securities laws).

         5.5. Amendments to Disclosure Schedules. From the date hereof through the day which is three business days prior to the Closing Date, the Subscribers may amend or supplement the disclosure schedules provided by them pursuant to this Agreement by providing Holdco One with a copy of the amendments by facsimile, hand delivery or overnight courier;

provided, however, (a) if such amendments relate to any fact or circumstance that occurred prior to the date hereof, the Subscribers shall remain liable pursuant to Section 10 hereof to Holdco One for any Losses that result from such facts and circumstances, and (b) if such amendments relate to any fact or circumstance that occurs after the date hereof, Holdco One shall have the option of (i) accepting and assuming such disclosures and the same shall become a part of this Agreement or (ii) terminating this Agreement.

         5.6. Organization. Each Trust has been duly created and is validly existing under the laws of the State of Florida.

         5.7. Investment. Each of the Subscribers (a) understands that the Holdco One Stock has not been, and will not be, registered under the Securities Act of 1933, and is being offered and sold in reliance upon U.S. federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Holdco One Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Holdco One and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Holdco One Stock, and (e) is able to bear the economic risk and lack of liquidity inherent in holding the Holdco One Stock.

6.       REPRESENTATIONS AND WARRANTIES OF HOLDCO ONE.

         In order to induce the Subscribers to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Holdco One represents and warrants to each Subscriber that the statements contained in this
Article 6 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 6); provided, however, that Holdco One may amend such disclosure schedules as set forth in Section 6.11 hereof.

         6.1. Corporate Matters. Cruise Line Holdings Co. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. As of the Closing Date, Dutch Holding Company will be duly organized, validly existing and in good standing as a Dutch private company with limited liability and will have all requisite power and authority to consummate the transactions contemplated hereby. As of the Closing Date, Dutch Holding Company will be duly qualified or licensed to do business as a foreign corporation, and will be in good standing as such, in each jurisdiction in which the failure to be so qualified or licensed and in good standing could reasonably be expected to have a Material Adverse Effect. Holdco One has heretofore delivered to the Subscribers a true and complete copy of Holdco One's Charter and By-laws, substantially in the form which such Charter and By-laws will exist on the Closing Date.

         6.2. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Holdco One and is Enforceable against Holdco One and, on or prior to the Closing Date, each Closing Agreement to which it is a party will be duly authorized, executed and delivered by Holdco One, and will be Enforceable against Holdco One.

         6.3. Non-Contravention, etc. Except for any required filings under the Hart-Scott-Rodino Act and the expiration of the applicable waiting period thereunder, (i) neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of or the Charter or By-Laws of Holdco One or any Legal Requirement applicable to Holdco One and (ii) no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of Holdco One, is required to be obtained or made by or on behalf of Holdco One in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby by Holdco One, except for items which shall have been obtained or made and shall be in full force and effect at the Closing.

         6.4. Brokers' Fees. Holdco One has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Subscribers could become liable or obligated.

         6.5. Investment. Holdco One (a) understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, and are being offered and sold in reliance upon U.S. federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Companies and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, and (e) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

         6.6. Capitalization of Holdco One. Immediately after the Closing, all of the issued and outstanding stock of Holdco One will have been duly authorized, validly issued, fully paid, and nonassessable, and will held of record as set forth in Schedule 6.6 hereto. Except as disclosed in Schedule 6.6 hereto, immediately after the Closing, (i) there will be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Holdco One to issue, sell, or otherwise cause to become outstanding any of its capital stock (ii) there will be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Holdco One, and (iii) there will be no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Holdco One.

         To be delivered within a reasonable time after the signing hereof and prior to the Closing as an addition to Schedule 6.6 is a pro forma balance sheet for Holdco One, dated as of the date of this Agreement, which gives effect on a pro forma basis to (i) the consummation of the Greyhound Acquisition, (ii) the acquisition contemplated by this Agreement, and (iii) the contemplated financing for both such acquisitions.

         6.7. Greyhound Acquisition. The Share Purchase Agreement between Viad Corp. and Cruise Line Holdings Co. dated as of July 31, 1998 for the acquisition by Cruise Line Holdings Co. of Greyhound Leisure Services, Inc. (the "Greyhound Acquisition") has been executed by all parties thereto and to Holdco One's Knowledge there has been no default thereunder. A true and complete copy of the such purchase and sale agreement has been provided to the Subscribers. As of the Closing Date, (i) such agreement shall not, without the written consent of the Majority Subscribers, have been subject to any amendment or waiver which could be reasonably expected to have a Material Adverse Effect on the Subscribers; and
(ii) Subscribers shall have been provided notice of all amendments to such contract.

         6.8. Commitment Letters. Holdco One has furnished to Subscribers true and complete copies of the debt and equity commitment letters attached as
Schedule 6.8 hereto (the "Commitment Letters") by which the funding for the cash portion of the Consideration will be available for consummation of the transactions contemplated hereby. As of the date hereof, Holdco One is not aware of any facts or circumstances causing Holdco One to believe that Holdco One will not be able to obtain financing in accordance with the terms of the Commitment Letters.

         6.9. Investment Company. Holdco One is not an "Investment Company" as such term is defined under the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder.

         6.10. Liabilities. Holdco One has not engaged in any business or entered into or performed any Contractual Obligations or incurred any expenses or liabilities since the date of its incorporation except for actions, expenses and liabilities incident to its organization or carrying out the transactions contemplated by this Agreement, the Closing Agreements and the Greyhound Acquisition agreements.

         6.11. Amendments to Disclosure Schedules. From the date hereof through the day which is three business days prior to the Closing Date, Holdco One may amend or supplement the disclosure schedules provided by them pursuant to this Agreement by providing the Subscribers with a copy of the amendments by facsimile, hand delivery or overnight courier; provided, however, (a) if such amendments relate to any fact or circumstance that occurred prior to the date hereof, Holdco One shall remain liable pursuant to Section 10 hereof to the Subscribers for any Losses that result from such facts and circumstances, and (b) if such amendments relate to any fact or circumstance that occurs after the date hereof, the Majority Subscribers shall have the option of (i) accepting and assuming such disclosures and the same shall become a part of this Agreement or (ii) terminating this Agreement.

         6.12. Disclosure. This Agreement (including without limitation the Schedules hereto) does not contain and will not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

7.       CERTAIN AGREEMENTS OF THE PARTIES.

         7.1.     Certain Pre-Closing Matters.

                  7.1.1. Exclusivity. Prior to the Closing, no Subscriber will, and the Subscribers, as a group, will cause the Companies and all affiliates, directors, officers, employees, representatives and agents of any Company, or any Subscriber not to, directly or indirectly, solicit or initiate or enter into discussions or transactions or Contractual Obligations with or encourage or provide any information to any Person (other than Holdco One and its designees) concerning any sale of stock by (or by the stockholders of), or any merger or share exchange or sale or other disposition of securities or substantial assets or recapitalization or any similar transaction involving, any Company. Each Subscriber will notify Holdco One immediately upon becoming aware that any Person has made any proposal, offer, inquiry, or contact with respect to any such transaction.

                  7.1.2. Access to Premises and Information. Prior to the Closing, the Subscribers will cause the Companies to permit Holdco One, its prospective investors and lenders, and their respective authorized representatives, to have reasonable access, upon giving reasonable notice, to their premises and documents, books and records and to make copies at Holdco One's reasonable expense during normal business hours of such financial and operating data and other information with respect to the Companies as Holdco One, such investors or lenders, or any of their representatives shall reasonably request. The Subscribers will make available to Holdco One at Holdco One's reasonable expense such additional information and copies of documents, books and records relating to the Companies as may be reasonably requested by Holdco One, such investors or lenders, or any of their representatives.

                  7.1.3. Confidentiality Covenant of Holdco One. Holdco One will not, and will not permit any of its prospective investors or lenders or its or their respective representatives to, directly or indirectly, without the prior written consent of the Subscribers, disclose any information relating to the Companies furnished to Holdco

         One or such investors or lenders by or on behalf of any Company or use any such information for any purpose other than in evaluating the Companies in connection with the transactions contemplated hereby; provided, however, that (i) such information may be disclosed to any of the representatives of Holdco One or to its prospective investors or lenders and their respective representatives who have a need to know such information in connection with the transactions contemplated hereby provided that such Person agrees to keep such information confidential to the same extent provided for in this Section 7.1.3 with respect to Holdco One, and (ii) the information subject to the foregoing provisions of this sentence shall be deemed not to include any information generally available or known by the public (other than as a result of disclosure in violation hereof) or any information received by Holdco One, such investor or lender or any of their representatives from a third party not bound by a duty of confidentiality to the Companies or independently developed by Holdco One, such investor or lender or any of their representatives without violating any of its obligations under this Section 7.1.3. In addition, confidential information may be disclosed if required by legal process or by operation of applicable law, so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same. In the event of the termination of this Agreement, upon request of the Subscribers, Holdco One, such investors and lenders, and their respective representatives will return all copies of any written materials in their possession furnished by or on behalf of the Subscribers. The foregoing provisions of this Section 7.1.3 (i) shall supersede all prior confidentiality obligations of Berkshire Partners LLC ("Berkshire") or Holdco One, (ii) shall terminate upon the consummation of the Closing insofar as they relate to the Companies, and (iii) shall not prohibit any retention of records or disclosure required by law or made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

                  7.1.4. Operation of Business in the Ordinary Course. Prior to the Closing, the Subscribers will cause the Companies to conduct their Business only in the Ordinary Course of Business and maintain the relationships of the Companies with customers, distributors, suppliers, vendors, employees, agents and others. Without limiting the generality of the foregoing, on and prior to the Closing Date the Subscribers will cause the Companies not to, without the prior written consent of Holdco
         One:

                           (a) Enter into any transactions otherwise than on an
                  arms'-length basis or any transaction with any Subscriber or any Affiliate of any Subscriber (other than transactions between a Company on the one hand and another Company on the other);

                           (b) Pay any Compensation other than in the Ordinary
                  Course of Business at the rates in effect throughout the period covered by the Monthly Financials or increase any Compensation of any of the Subscribers;

                           (c) Except as contemplated by the Closing Agreements,
                  make or declare any Distribution;

                           (d) Incur any Debt or become liable in respect of any
                  Guarantee except in the Ordinary Course of Business (other than Guarantees by one Company of obligations of another Company) except for the incurrence of Debt, up to an aggregate total of $1,000,000, for the prepayment of the Carnival Commissions; or

                           (e) Except as contemplated by the Closing Agreements,
                  sell, lease to others or otherwise dispose of any portion of its assets having a net book value equal to or greater than $50,000 (except for sales of inventory in the Ordinary Course of Business).

                  7.1.5. Certain Notices. Prior to the Closing, (i) each Subscriber will promptly, upon becoming aware thereof, give Holdco One written notice of any material development affecting or which could reasonably be expected to affect the Business or the financial condition of the Companies; and (ii) each party will give the other prompt written notice upon becoming aware of any breach of any representation or warranty of such notifying party. The notification called for by this Section 7.1.5 shall, to the extent it affects an existing schedule or creates the need for a new schedule, be provided as a disclosure schedule amendment in accordance with Section 4.16, 5.5 or 6.11, as applicable.

                  7.1.6. Preparation for Closing. Each party will use its reasonable best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement, and will render all reasonable assistance (not requiring the expenditure of funds) to such other parties requested by such other parties in connection with such other parties' best efforts.

                  7.1.7. Amendment of Articles of By-Laws. Prior to the Closing, the Subscribers will not amend nor permit to be amended any Company's Charter and Bylaws, or make any change in the authorized or issued capital stock of any Company without the written consent of Holdco One.

         7.2.     Certain Closing Matters.

                  7.2.1. Expenses of Transaction. Without in any way limiting the provisions of Section 10, whether or not the transactions contemplated hereby are consummated, each party and each Company will pay the respective expenses incurred by it or for its benefit in connection with the preparation and execution of this Agreement, the compliance herewith and the transactions contemplated hereby; provided, however, that the Companies may pay up to $150,000 in the aggregate of the expenses incurred by the Subscribers. The fees and expenses of Holdco One shall include without limitation the reasonable fees and expenses of Berkshire, Holdco One's lenders and their respective attorneys, accountants and other advisers.

                  7.2.2. Publicity, etc. No announcement shall be made by any party to the public, any Company's customers or employees, or to any other Person with respect to the consummation of the transactions contemplated hereby or the terms thereof, other than the parties' respective partners, employees, advisers, agents, Affiliates and representatives who have a need to know in connection with such transactions without the prior consent of Holdco One and (prior to the Closing) the Majority Subscribers; provided, however, that this Section
         7.2.2 shall not prohibit (i) any private disclosure by any Person providing or proposing to provide financing to Holdco One or its Affiliates in the ordinary course to any of such Person's investors,
         (ii) any disclosure required by law, including without limitation disclosures required under the Hart-Scott Rodino Act (in which case prior written notice of such announcement shall be given to the other parties), or (iii) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

         7.3. Confidentiality Covenants of Subscribers. Each of the Subscribers acknowledges that the success of the Companies after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by such Subscriber, that the preservation of the confidentiality of such information by such Subscriber is an essential premise of the bargain between the Subscribers and Holdco One, and that Holdco One would be unwilling to enter into this Agreement in the absence of this Section 7.3. Accordingly, each Subscriber hereby agrees with Holdco One that such Subscriber will not, and will cause its Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of Holdco One, disclose or use, in any way harmful to Holdco One or any Company, or otherwise contrary to the interests of Holdco One or any Company, any confidential or proprietary information involving or relating to Holdco One or any Company; provided, however, that the information subject to the foregoing provisions of this sentence shall be deemed not to include any information known generally in the industry (other than as a result of disclosure in violation hereof by any Subscriber or any such Affiliate thereof); and provided, further, that the provisions of this Section 7.3 shall not prohibit any retention of records or disclosure required by law, so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

         7.4.     Tax Matters.

                  7.4.1. Payment of Transfer Taxes and Other Charges. The Subscribers shall pay all stock transfer Taxes, real property transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes arising under any Legal Requirement in connection with the transfer of the Shares. Each of the parties hereto shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other filings relating to any such Taxes or charges as may be required. The Subscribers shall be responsible for, shall indemnify and hold Holdco One harmless against and from all Taxes of the Companies and any person for which any of the Companies has any liability under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise for all taxable periods (or portions thereof) ending on or before the Closing Date. Holdco One and the Companies shall be responsible for and shall indemnify and hold Subscribers harmless against all Taxes relating to ownership and operations of any of the Companies for all taxable periods (or portions thereof) beginning on the date immediately following the Closing Date or thereafter. In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before or on and ends after the Closing Date, the parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority if required or necessary, to terminate the taxable year as of the Closing Date. In any case where applicable law does not permit any of the Companies to treat such date as the end of a taxable year of such Company, then whenever it is necessary to determine the liability for income Taxes of such Company, for a portion of a taxable year, such determination shall (unless otherwise agreed to in writing by Holdco One and Subscribers) be determined by a closing of such Company's books, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In order to apportion appropriately any Taxes, other than income Taxes, relating to any taxable year or period that begins before or on and ends after the Closing Date, (a) ad valorem Taxes (including, without limitation, real and personal property Taxes) shall be accrued on a daily basis over the period for which the Taxes are levied, or if it cannot be determined over what period the Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, and (b) franchise and other privilege Taxes not measured by income shall be accrued on a daily basis over the period to which the privilege relates.

                  7.4.2. Withholding. There shall be withheld from any amount payable under this Agreement such amounts, if any, as may be required to be withheld under applicable Legal Requirements.

                  7.4.3. Certificates. Holdco One and Subscribers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Subscribers agree to deliver to Holdco One a FIRPTA certificate as provided in Treasury Regulation
         Section 1.1445-2(b)(2).

                  7.4.4. Tax Sharing Agreements. All Tax sharing agreements, policies, arrangements and practices with respect to or involving any Company will terminate as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year). Any powers of attorney with respect to Taxes any Company currently in force will be terminated effective as of the Closing Date.

                  7.4.5.  Section 351 Issues.

                           (a) Each of Holdco One and the Subscribers intend the
                  Berkshire Contribution and the Subscribers' Contribution to qualify for nonrecognition treatment under Section 351 of the Code, except with respect to any gain recognized pursuant to
                  Section 351(b) of the Code.

                           (b) As of the Closing Date, each Subscriber
                  represents that it has no present intent, plan or commitment to sell or exchange the Holdco One stock acquired in exchange for such Subscriber's Share of the Subscribers' Contribution.

                           (c) As of the Closing Date, Berkshire Investors LLC
                  represents that it has no present intent, plan, or commitment to sell or exchange the Holdco One Stock acquired in exchange for the Berkshire Contribution.

                           (d) As of the Closing Date, Holdco One has no present
                  intent, plan or commitment to issue an amount of additional shares of its stock or options to acquire shares of its stock, except for options to be granted to employees of Holdco One or its subsidiaries and warrants issued to lenders to Holdco One or its subsidiaries. As of the Closing Date, Holdco One has no plan or intention to dispose of the Shares other than in the normal course of business operations, except to transfer such Shares to its subsidiary that is wholly-owned, which in turn will transfer such Shares to other subsidiaries that are wholly-owned through a chain of ownership.

                           (e) Until such time as the Gain Recognition
                  Agreements expire, Holdco One agrees not to take any action which will trigger any gain recognition under any Gain Recognition Agreement without obtaining the prior written consent of all of the Subscribers who entered into such Gain Recognition Agreements.

                           (f) Each of Holdco One and the Subscribers covenant
                  and agree not to take any action which would cause either of the Berkshire Contribution or the Subscribers' Contribution to fail to qualify for such nonrecognition treatment under Section 351 of the Code, except with respect to any gain recognized pursuant to Section 351(b) of the Code.

                           (g) Holdco One will indemnify each Subscriber for any
                  additional Taxes it incurs as a result of any inaccuracy of the representations in Sections 7.4.5(c) and (d) and any nonfulfillment of any agreement or covenant of Holdco One in
                  Section 7.4.5(e) or (f). This shall be each Subscriber's sole remedy in respect of these matters.

                           (h) If Holdco One fails to pay to the applicable
                  Subscribers the amount of any indemnification obligation arising from Section 7.4.5(g) within 45 days of receiving notice of, and the amount of, such obligation, beginning on the 46th day following such notice, the amount of such obligation shall accrue interest daily at the lesser of (i) an annual rate equal to the prime rate (defined as the rate of interest per annum publicly announced from time to time by Credit Suisse First Boston as its prime rate in effect at its principal office in New York City) plus 11 percent or (ii) the highest applicable interest rate permitted by law.

                  7.4.6. Applicable Period. The obligations of the parties set forth in this Section 7.4 relating to Taxes will, except as otherwise agreed in writing, be unconditional and absolute and will remain in effect without limitation as to time or amount of recovery by any party hereto until thirty (30) days after the expiration of the applicable statute of limitations governing the Tax to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).

         7.5. Noncompetition. Each Subscriber agrees that, in consideration of the benefits which each of them will realize upon consummation of the transactions contemplated by this Agreement (including the payment of substantial cash payments in respect of their equity ownership of the Companies), it shall not, on or prior to the date which is two (2) years after the Closing Date, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, be an officer or director of, participate in, lend his, her or its name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture or activity involved in the business of providing (i) cruise ship art auction services, (ii) port lecturing, (iii) custom publishing for the cruise industry, (iv) custom publishing for the hotel or resort industries (v) custom publishing for the airline industry, or (vi) cruise ship gift shop sales, provided, however, no Subscriber shall be considered to be in default of this
Section 7.5 solely by virtue of holding for portfolio purposes as a passive investor not more than five percent (5%) of the issued and outstanding equity securities of a corporation, the equity securities of which are listed or quoted on a stock exchange or an over-the-counter market within the United States.

         7.6. Continuation of Benefits. Holdco One agrees, (a) for a period of at least 2 years from the Closing Date, to continue to provide or enable, materially the same types at materially the same levels, of benefits disclosed on Schedule 4.6.4 and (b) for a period of at least 1 year from the Closing Date, to continue those corporate insurance policies listed on Schedule 7.6 at materially the same level noted on Schedule 7.6.

         7.7. Guarantee. Holdco One will use its reasonable best efforts to assist in the termination of Philip Levine's guarantee of Cruise's obligations under the agreement dated April 18, 1996 among Park West at Sea, Inc., Levine, Cruise and the other parties thereto (the "Park West Contract"). From the date hereof until such guarantee is eliminated, fees collected from the cruise lines which are subject to the Park West Contract will be deposited directly into a separate bank account within 2 business days of receipt of any funds in such account, in which no other funds may be commingled and for which Mr. Levine shall be sole signatory. 92% of such collected proceeds will be paid to Park West at Sea, Inc. and 8% will be paid to Cruise. In the event such guarantee is not terminated within a reasonable period of time after the Closing, Mr. Levine shall have the right in his sole discretion to offer to amend, and Holdco One shall assent to the amendment, of the Park West Contract so that fees collected from the cruise lines may be collected directly by Park West at Sea, Inc.

         7.8. Management Options. Holdco One will grant to mutually agreed upon management employees of the Companies shortly after the closing options which will represent 1% of the fully diluted and outstanding common stock of Holdco One calculated as of the Closing.

         7.9. Assignment and Amendment. Holdco One, Berkshire Investors LLC and the Subscribers agree that on or prior to the Closing, this Agreement shall be assigned from Cruise Line Holdings Co. to Dutch Holding Company through the execution of an Assignment and Amendment Agreement pursuant to which (i) Dutch Holding Company shall assume the rights and obligations of Cruise Line Holdings Co., and thereafter all references to "Holdco One" within this Agreement shall be deemed to refer to Dutch Holding Company including, without limitation, such references within Sections 2, 3 and 6, and (ii) such changes shall be made to this Agreement as are necessary to comply with Dutch law.

8.       CONDITIONS TO THE HOLDCO ONE'S OBLIGATION TO CLOSE.

         The obligations of Holdco One at the Closing to consummate the transactions contemplated by this Agreement and to execute and deliver the Closing Agreements are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Holdco One in its sole discretion:

         8.1.     Representations, Warranties and Covenants.

                  8.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of any Subscriber contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties made as of a specific date shall continue to be true and correct as at such date).

                  8.1.2. Performance of Agreements. Each Subscriber shall have performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by such Subscriber at or prior to the Closing.

                  8.1.3. Closing Certificate. At the Closing, each Subscriber shall have furnished to Holdco One an unqualified certificate, signed by such Subscriber, dated the Closing Date, to the effect that the conditions specified in Sections 8.1.1 and 8.1.2 applicable to such Subscriber have been satisfied.

         8.2. Indebtedness. The Companies shall have no Debt outstanding immediately prior to the Closing except for (i) up to an aggregate total of $1,000,000 of Debt for the prepayment of the Carnival Commissions, and (ii) such Debt as the Companies were required to incur for the payment of Tax Distributions.

         8.3. Greyhound Acquisition. The Greyhound Acquisition shall have been consummated.

         8.4. Consents, etc. The Subscribers shall have secured written consents or waivers under all Contractual Obligations of the Subscribers and the Companies set forth on Schedules 4.5.5 and 5.3 in a manner reasonably satisfactory in form and substance to Holdco One, necessary to permit the consummation of the transactions contemplated hereby or otherwise reasonably requested by Holdco One, without affecting any rights of any Company under any such Contractual Obligations.

         8.5. Closing Agreements. The following parties to each of the following agreements (the "Closing Agreements"), other than Holdco One and Berkshire Investors LLC, shall have executed and delivered the following agreements:

                           (a) Each of Levine and Chafetz shall have executed
                  employment agreements (the "Employment Agreements") in substantially the form of Exhibit 8.5(a) hereto.

                           (b) Each Subscriber shall have executed a
                  Shareholders Agreement (the "Shareholders Agreement") among Dutch Holding Company, Berkshire Investors LLC, the Subscribers and other holders of Dutch Holding Company stock in substance and form substantially the same as attached as Exhibit 8.5(b) hereto, except for such changes as may be required to comply with Dutch law and as are reasonably satisfactory to Holdco One.

                           (c) A lease for the property at 960 Alton Road, Miami
                  Beach, FL (the "Alton Road Lease") in a form acceptable to Holdco One.

         8.6. Legality; Governmental Authorization; General Litigation. Holdco One's acceptance of the contribution of the Shares, the issuance of the Holdco One Stock and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement, and shall not subject any Company or Holdco One to any penalty or Tax or other liability other than liabilities created by Holdco One, if any. The Subscribers shall have caused to have been obtained or made and be in full force and effect all approvals, consents, approvals, waivers, authorizations and other orders of, and declarations, filings, registrations, qualifications and recordings with, any Governmental Authority necessary to be obtained or made by the Subscriber or any Company, in order to permit the consummation of the transactions contemplated hereby or otherwise reasonably requested by Holdco One in connection with Holdco One's financing of the transactions contemplated by this Agreement except where such failure could not have a Material Adverse Effect, and, without limiting the generality of the foregoing, all necessary filings, if any, pursuant to the Hart-Scott-Rodino Act, shall have been made and all applicable waiting periods thereunder shall have expired or been terminated, except where such failure could not have a Material Adverse Effect. No action or proceeding shall have been instituted at or prior to the Closing before any court, arbitrator or other governmental body by any Person other than Holdco One or any of its Affiliates, or instituted or threatened in writing by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby or against any Company, any of the Subscribers or Holdco One, the result of which could prevent or make illegal the consummation of any such transaction or could otherwise have a material adverse effect on Holdco One or have a Material Adverse Effect.

         8.7. Opinion of Counsel. The Subscribers shall have furnished Holdco One and Credit Suisse First Boston with a favorable opinion of White & Case LLP dated the Closing Date in substantially the form of Exhibit 8.7 and covering such other matters with respect to the transactions contemplated hereby as Holdco One or its counsel may reasonably request; provided, however, that any opinion relating to the Trusts shall be provided by Gunster, Yoakley, Valdes-Fauli & Stewart, P.A.

         8.8. Financing. Holdco One shall have received the debt funding from Credit Suisse First Boston on terms and conditions substantially in accordance with the terms of the Credit Suisse First Boston Commitment Letter.

         8.9. No Material Adverse Change. Without limiting the generality of
Section 8.1, since the Balance Sheet Date, no Material Adverse Effect shall have occurred, nor shall any event or events have occurred which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         8.10. Guarantee. Gerald Robins shall have executed the Guarantee on the signature page hereto.

         8.11. Changes to Schedules. Holdco One shall be satisfied, in its sole discretion, with any changes made to the disclosure schedules pursuant to
Section 4.16(b) or 5.5(b).

         8.12. Dutch Holding Company. A Dutch private company with limited liability (the "Dutch Holding Company") shall have been formed and the Articles of Association and other charter documents of Dutch Holding Company shall be mutually agreeable to the parties hereto.

         8.13. Termination of Obligations. On-Board's guarantee of Media Holdings, Ltd.'s mortgage with Colonial Bank shall have been terminated.

         8.14. Dutch Law. Holdco One shall not have been notified by its Dutch counsel that the transactions contemplated by this Agreement or the Shareholders Agreement will result in or give rise to a breach or violation or default under Dutch law.

         8.15. Side Letter. Holdco, Berkshire Investors LLC and the Subscribers shall have entered into a mutually acceptable side letter regarding the non-transferability of Berkshire Investor LLC's limited liability company interests.

         8.16. Assignment and Amendment. The parties hereto shall have entered into an Assignment and Amendment Agreement as contemplated by Section 7.9.

         8.17. General. All actions to be taken by the Companies in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Holdco One.

9.       CONDITIONS TO THE SUBSCRIBERS' OBLIGATION TO CLOSE.

         The obligations of each Subscriber at the Closing to consummate the transactions contemplated by this Agreement and to execute and deliver the Closing Agreements are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Majority Subscribers in their sole discretion:

         9.1.     Representations, Warranties and Covenants.

                  9.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of Holdco One contained in this Agreement shall be true and correct as of the Closing with the same force and effect as if made at and as of the Closing (except that representations and warranties made as of a specific date shall continue to be true and correct as at such date).

                  9.1.2. Performance of Agreements. Holdco One shall have performed and satisfied all covenants and agreements required by this Agreement to be performed or satisfied by Holdco One at or prior to the Closing.

                  9.1.3. Officer's Certificate. At the Closing, Holdco One shall have furnished to the Subscribers an unqualified certificate signed by the President or any Vice President of Holdco One, dated the Closing Date, to the effect that the conditions specified in Sections 9.1.1 and
         9.1.2 have been satisfied.

         9.2. Consents, etc. Holdco One shall have secured written consents or waivers under all Contractual Obligations of Holdco One, in a manner reasonably satisfactory in form and substance to the Subscribers, necessary to permit the consummation of the transactions contemplated hereby or otherwise reasonably requested by the Subscribers.

         9.3. Closing Agreements. Holdco One and Berkshire Investors LLC, where applicable, shall have executed and delivered each of the following agreements to which it is a party:

                           (a) The Employment Agreements, in substantially the
                  form of Exhibit 8.5(a) hereto.

                           (b) The Shareholders Agreement, in substance and form
                  substantially the same as attached as Exhibit 8.5(b) hereto, except for such changes as may be required to comply with Dutch law and as are reasonably satisfactory to the Subscribers.

                           (c) The Alton Road Lease, in a form acceptable to the
                  Subscribers.

         9.4. Government Authorization; Litigation. Holdco One shall have caused to be obtained or made and be in full force and effect all approvals, consents, waivers, authorizations and other orders of, and declarations, filings, registrations, qualifications and recordings with, any Governmental Authority necessary to be obtained or made by Holdco One in order to permit the consummation of the transactions contemplated hereby or otherwise reasonably required by the Subscribers, and, without limiting the generality of the foregoing, all necessary filings, if any, pursuant to the Hart-Scott-Rodino Act, shall have been made and all applicable waiting periods thereunder shall have expired or been terminated. No action or proceeding shall have been instituted at or prior to the Closing before any court, arbitrator or other governmental body by any Person other than any Subscriber, any Affiliate thereof, any Company, or instituted or threatened by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby or against Holdco One, the result of which could prevent or make illegal the consummation any such transaction or could otherwise have a material adverse effect on such Subscriber.

         9.5. Opinion of Counsel. Holdco One shall have furnished each Subscriber with a favorable opinion of Holdco One's counsel dated the Closing Date covering the matters set forth in Exhibit 9.5 and covering such other matters with respect to the transactions contemplated hereby as the Subscribers or their counsel may reasonably request.

         9.6. Options. Jerry Chafetz shall have received options priced at the share price equal to the price made available to Berkshire Investors LLC on the Closing Date for shares of common stock which, at Closing, will represent 1% of the fully diluted and outstanding common stock of Holdco One.

         9.7. Greyhound Acquisition. The Greyhound Acquisition shall have been consummated.

         9.8. Initial Investment. There shall have been made an aggregate cash equity investment of $30,000,000 in Holdco One, of which $28,800,000 shall have been made by Berkshire Investors LLC.

         9.9. Indemnity Agreements. Holdco One shall have executed and delivered to each Subscriber who will be an officer or director of Holdco One an indemnity agreement substantially in the form of Exhibit 9.9 hereto.

         9.10. Changes to Schedules. The Subscribers shall be satisfied, in its sole discretion, with any changes made to the Schedules pursuant to Section 6.11(b).

         9.11. Commitment Letters. The Commitment Letters shall not have been terminated, amended, modified or superseded in a manner that is, or is reasonably likely to be, materially adverse to Subscribers.

         9.12. Dutch Holding Company. The Dutch Holding Company shall have been formed and the Articles of Association and other charter documents of Dutch Holding Company shall be in a form mutually agreeable to the parties.

         9.13. Dutch Law. The Subscribers shall not have been notified by their Dutch counsel that the transactions contemplated by this Agreement or the Shareholders Agreement will result in or give rise to a breach or violation or default under Dutch law, or that this Agreement or the Shareholders Agreement are not Enforceable under Dutch law.

         9.14. Side Letter. Holdco, Berkshire Investors LLC and the Subscribers shall have entered into a mutually acceptable side letter regarding the non-transferability of Berkshire Investors LLC's limited liability company interests.

         9.15. Assignment and Amendment. The parties hereto shall have entered into an Assignment and Amendment Agreement as contemplated by Section 7.9.

10.      INDEMNIFICATION.

         10.1. Survival of Representations and Warranties. All of the representations and warranties of the Subscribers (except for those contained in Sections 4.4.1, 4.6.2, 5.2 and 5.4) contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect only until the first anniversary of the Closing Date. The representations and warranties of Subscribers contained in Sections 4.4.1, 4.6.2 and 5.4 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof for Taxes). The termination of any such representation and warranty, however, shall not affect any claim for breaches of representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date. All of the representations and warranties of Holdco One contained in Article 6 shall survive the Closing and shall continue in full force and effect until the first anniversary of the Closing Date except for those contained in Sections 6.2 and 6.6 which shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations). All covenants and indemnities of the Subscribers and Holdco One in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect forever.

         10.2. Indemnity by Subscribers. The Subscribers hereby agree to severally and not jointly indemnify, defend and hold harmless Holdco One and each Company, and each of their directors, officers and Affiliates against and in respect of all liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), which arise out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter and are actually paid by the Indemnified Party (collectively, the "Losses") that results from the inaccuracy of any representation or warranty made by Subscribers herein, or resulting from any misrepresentation, breach of warranty as each such representation or warranty would read if all qualifications as to materiality (including without limitation the definition of Material Adverse Effect) or knowledge (including without limitation the definition of Knowledge) were deleted therefrom or nonfulfillment of any agreement or covenant of Subscribers or the Company contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Subscribers hereunder. Holdco One shall provide Subscribers written notice for any claim made in respect of the indemnification provided in this Article 10, whether or not arising out of a claim by a third party.

         10.3. Indemnity by Holdco One. Holdco One hereby agrees to indemnify, defend and hold harmless Subscribers and their respective Affiliates against and in respect of all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action) arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated in respect of any matter that results from the inaccuracy of any representation or warranty made by Holdco One herein, or resulting from any misrepresentation, breach of warranty as each such representation or warranty would read if all qualifications as to materiality (including without limitation the definition of Material Adverse Effect) or knowledge (including without limitation the definition of Knowledge) were deleted therefrom or nonfulfillment of any agreement or covenant of Holdco One contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Holdco One hereunder. This Section
10.3 shall not apply to any representations, warranties, covenants or agreements provided in Section 7.4.

         10.4. Matters Involving Third Parties.

                           (a) If any third party shall notify any Party (the
                  "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 10, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (b) Any Indemnifying Party will have the right to
                  defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any

                  Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (c) So long as the Indemnifying Party is conducting
                  the defense of the Third Party Claim in accordance with
                  Section 10.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

                           (d) In the event any of the conditions in Section
                  10.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 10.

         10.5. Other Indemnification Provisions. Each of the Subscribers hereby agrees that he or it will not make any claim for indemnification against Holdco One or the Company solely by reason of the fact that he or it was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Holdco One or Company against such Subscribers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         10.6.    Limitations on Indemnification.

                           (a) The maximum aggregate indemnification liability
                  of each Subscriber for any Losses pursuant to this Article 10 shall be its pro rata portion of $6,000,000.

                           (b) No indemnifying party under this Article 10 shall
                  have any obligation to indemnify any indemnified party pursuant to this Article 10 for damages relating to breaches of representations and warranties set forth herein or in any certificate or document delivered in connection herewith until the aggregate amount of Losses incurred by such indemnitee (taken together with Losses incurred by its subsidiaries and Affiliates) exceeds $500,000, and then only to the extent such Losses exceed $500,000.

                           (c) The limitations of Sections 10.6(a) and (b) will
                  not apply with respect to any Losses incurred with respect to a breach of a representation or warranty contained in Section 4.6.2.

11.      DEFINITIONS.

         For purposes of this Agreement:

         11.1. Certain Matters of Construction. In addition to the definitions referred to as set forth below in this Section 11:

                           (a) The words "hereof", "herein", "hereunder" and
                  words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, reference to Sections, Exhibits or Schedules are, unless the context otherwise requires, references to Sections of, and Exhibits and Schedules to, this Agreement, and references to a particular Section of this Agreement shall include all subsections thereof.

                           (b) The words "party" and "parties" shall refer to
                  each of the Subscribers and Holdco One.

                           (c) Definitions shall be equally applicable to both
                  the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

                           (d) Accounting terms used herein and not otherwise
                  defined herein are used herein as defined by generally accepted accounting principles in effect as of the date hereof.

         11.2. Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

                Term                                          Definition

"Affiliate Relationships"                                     Section 4.5.4
"Agreement"                                                   Preamble
"Alton Road Lease"                                            Section 8.5(c)
"Assets"                                                      Section 4.4.1
"Assumed Liabilities"                                         Section 4.3.2
"Audited Financials"                                          Section 4.2.1(a)
"Berkshire"                                                   Section 7.1.3
"Berkshire Contribution"                                      Recitals
"Balance Sheet"                                               Section 4.2.1(d)
"Balance Sheet Date"                                          Section 4.2.1(d)
"Boxer"                                                       Preamble
"Boxer Financials"                                            Section 4.2.1(c)
"Holdco One"                                                  Preamble
"Capital Stock"                                               Recitals
"Carnival Commissions"                                        Section 4.3.1
"Closing"                                                     Section 3.1
"Closing Agreements"                                          Section 8.5
"Closing Date"                                                Section 3.1
"Commitment Letters"                                          Section 6.8
"Company"                                                     Recitals
"Company Plan"                                                Section 4.6.4
"Consideration"                                               Section 2.1
"Contracts"                                                   Section 4.5.1
"Cruise"                                                      Preamble
"Dutch Holding Company"                                       Section 8.13
"Employee Plan"                                               Section 4.6.4
"Employment Agreements:                                       Section 8.5(a)
"Equipment"                                                   Section 4.4.2.1
"Escrow Agreement"                                            Section 2.2(b)
"Existing Plans"                                              Section 4.6.4
"Final Termination Date"                                      Section 13.1
"Financial Statements"                                        Section 4.2.1.1
"Greyhound Acquisition"                                       Section 6.7
"Indemnified Party"                                           Section 10.4(a)

"Indemnifying Party"                                          Section 10.4(a)
"Insurance Policies"                                          Section 4.5.3
"IRS"                                                         Section 4.6.2
"Leases"                                                      Section 4.4.2.1
"Listed Contracts"                                            Section 4.5.1
"Liability Policies"                                          Section 4.5.3
"Listed Intangibles"                                          Section 4.4.3
"Listed Leases"                                               Section 4.4.2.1
"Listed Licenses"                                             Section 4.4.3
"Loss Runs"                                                   Section 4.5.3
"Losses"                                                      Section 10.2
"NCL Commissions"                                             Section 4.3.1
"Holdco One Stock"                                            Section 2.1(b)
"On Board"                                                    Preamble
"Park West Contract"                                          Section 7.7
"Pension Plan"                                                Section 4.6.4
"Permit"                                                      Section 4.4.2.2
"Plan"                                                        Section 4.6.4
"Purchase"                                                    Recitals
"Quarterly Financials"                                        Section 4.2.1(b)
"Real Property"                                               Section 4.4.2.1
"Shares"                                                      Recitals
"Shareholders Agreement"                                      Section 8.5(b)
"Stock Purchase Agreement"                                    Recitals
"Subscribers"                                                 Preamble
"Subscribers' Contribution"                                   Recitals
"Third Party Claim"                                           Section 10.4(a)
"Welfare Plan"                                                Section 4.6.4

         11.3. Certain Definitions. The following terms shall have the following meanings:

                  11.3.1. Action. The term "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration or proceeding by or before any Governmental Authority.

                  11.3.2. Affiliate. The term "Affiliate" shall mean, as to any specified Person at any time, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person), and (iii) each Person of which such specified

         Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time, provided, however, that in the case the time in question is after the Closing, the Subscribers and each of their Affiliates (as determined by the provisions of this Section 11.3.2 other than this proviso) (other than Holdco One and the Companies) shall be deemed not to be Affiliates of Holdco One or the Companies, and Holdco One and the Companies shall be deemed not to be Affiliates of the Subscribers and such Persons, for any purposes of this Agreement.

                  11.3.3. Berkshire Investors LLC. The term "Berkshire Investors LLC" shall mean the limited liability company to be organized under the laws of Delaware on or prior to the Closing, a majority of the membership interests of which will be owned by Affiliates of Berkshire.

                  11.3.4. Business. The term "Business" shall mean the business of the Companies including without limitation as such business is reflected in the Financial Statements.

                  11.3.5. Business Day. The term "Business Day" shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

                  11.3.6. By-laws. The term "By-laws" shall mean all by-laws relating to such Person, as from time to time in effect.

                  11.3.7. Charter. The term "Charter" shall mean the certificate or articles of incorporation or organization, statute, constitution, joint venture or partnership agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

                  11.3.8. Code. The term "Code" shall mean the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

                  11.3.9. Compensation. The term "Compensation", as applied to any Person, shall mean all salaries, compensation, remuneration or bonuses of any character, and medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, insurance or fringe benefits of any kind, or other payments of any kind in the nature of compensation whatsoever made directly or indirectly by any Company to such Person or Members of the Immediate Family of such Person; provided, however, that compensation shall exclude reimbursements and advances for business expenses.

                  11.3.10. Contractual Obligation. The term "Contractual Obligation" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument including without limitation any document or instrument evidencing or otherwise relating to any indebtedness but excluding the Charter and Bylaws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

                  11.3.11. Debt. "Debt" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business), (iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  11.3.12. Distribution. The term "Distribution" shall mean, with respect to the capital stock of or other evidence of beneficial interest in any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or beneficial interest; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or beneficial interest, directly, or indirectly through a Subsidiary or otherwise;
         (iii) any other distribution on or in respect of any shares of any class of such capital stock or beneficial interest, or on or in respect of any stock appreciation or similar right, and (iv) any payment or other transfer of all or any part of any interest in any asset to any Affiliate.

                  11.3.13. Enforceable. The term "Enforceable" shall mean, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  11.3.14. ERISA. The term "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

                  11.3.15. Gain Recognition Agreement. The term "Gain Recognition Agreement" shall mean an agreement to recognize gain as described in Section

         1.367(a)-8 of the Income Tax Regulations entered into by those Subscribers who immediately following the Berkshire Contribution and the Subscribers' Contribution will hold at least 5 percent of either the total voting power or the total value of the common stock of Holdco One.

                  11.3.16. Generally Accepted Accounting Principles. The term "generally accepted accounting principles" shall mean generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the Balance Sheet Date.

                  11.3.17. Guarantee. The term "Guarantee" shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the indebtedness of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or venture.

                  11.3.18. Governmental Authority. The term "Governmental Authority" shall mean any U.S. Federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body or any similar government, authority or body in any other country.

                  11.3.19. Governmental Order. The term "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  11.3.20. Intangibles. The term "Intangibles" shall mean trade and product names; foreign letters patent of invention, patents, patent applications, and unpatented proprietary development records; trademarks, service marks, logos and copyrights (including registrations and applications); trade secrets, know-how and other proprietary or confidential information; computer software; and other intangible property and rights that are directly or indirectly owned, licensed or otherwise used by any Company.

                  11.3.21. Known or Knowledge. The term "Known" or "Knowledge" means actual knowledge of any one of the parties to this Agreement of information with respect to a subject, or information with respect to a subject which any one of the parties obtains or would have obtained upon reasonable inquiry from directors, officers, general managers, or supervisors of or to it who are in possession of or have access to such information in the performance of his or her duties within the scope of his or her employment.

                  11.3.22. Legal Requirement. The term "Legal Requirement" shall mean any federal, state, local or foreign law (including provincial and local foreign laws), statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

                  11.3.23. Lien. The term "Lien" shall mean any mortgage, pledge, lien, security interest, charge, adverse or prior claim, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include
         (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the Business as currently conducted,
         (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security,
         (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due and (vi) liens reflected in the Financial Statements or notes thereto

                  11.3.24. Majority Subscribers. The term "Majority Subscribers" shall mean Subscribers holding at Closing a majority or more (in number) of the Shares.

                  11.3.25. Material Adverse Effect. The term "Material Adverse Effect" shall mean any change in or effect on the business, operations, assets or financial condition of any Company which is materially adverse to the Companies considered as one enterprise.

                  11.3.26. Members of the Immediate Family. The term "Members of the Immediate Family", with respect to any individual, shall mean each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

                  11.3.27. Ordinary Course of Business. The term "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice in light of all circumstances.

                  11.3.28. Person. The term "Person" shall mean any individual, partnership, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

                  11.3.29. Subsidiary. The term "Subsidiary" shall mean any Person of which any Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) presently entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which any Company (or other specified Person) is a general partner or joint venturer without limited liability. All Subsidiaries are listed on Schedule 4.1.3.

                  11.3.30. Tax Distribution. The term "Tax Distribution" shall mean cash distributions from the Companies or Holdco One to the Subscribers in an amount equal to Subscribers' tax liability for the earnings of the Companies from January 1, 1998 through the Closing Date as set forth on Schedule 7.1.4.

                  11.3.31. Taxes. The term "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, profits, windfall profits, environmental (including taxes under Code Section
         59A), customs duties, import or export duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real or personal property, sales, use, goods and services, customs, duties, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  11.3.32. Tax Return. The term "Tax Return" shall mean all federal, state, local and foreign Tax returns, Tax reports, claims for refund of Tax and declarations of estimated Tax, and reports of or relating to any federal, provincial, municipal, state, foreign or local tax, assessment or charge of any nature whatsoever or other statement relating to Taxes and any schedule or attachments to any of the foregoing.

                  11.3.33. Trusts. The term "Trusts" shall mean the Gerald Robins Revocable Trust 8/3/94, the Craig Robins Revocable Trust 8/3/94 and the Scott Robins Revocable Trust 8/3/94.

12.      GOVERNING LAW.

         12.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         12.2. [Reserved]

         12.3. Waiver of Jury Trial. To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section
12.3 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

         12.4. Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 12 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

13.      TERMINATION.

         13.1. Termination of Agreement. This Agreement may be terminated by the parties only as provided below:

                           (a) Holdco One and the Majority Subscribers may
                  terminate this Agreement by mutual written consent at any time prior to the Closing.

                           (b) Holdco One may terminate this Agreement by giving
                  written notice to the Majority Subscribers at any time prior to the Closing in the event there has been a material breach of any representation or warranty made by any Subscriber in this Agreement (including without limitation the Schedules hereto) or a material breach or material violation by any Subscriber of any covenant or agreement made in or any duty with respect to this Agreement (including without limitation the Schedules hereto) which breach cannot be or has not been cured within 10 days (but not later than September 30, 1998) after written notice to the breaching party.

                           (c) The Majority Subscribers may terminate this
                  Agreement by giving written notice to Holdco One at any time prior to the Closing in the event there has been a material breach of any representation or warranty made by Holdco One in this Agreement (including without limitation the Schedules hereto) or a material breach or material violation by Holdco One of any covenant or agreement made in or any duty with respect to this Agreement (including without limitation the Schedules hereto) which breach cannot be or has not been cured within 10 days (but not later than September 30, 1998) after written notice to the breaching party.

                           (d) Holdco One may terminate this Agreement by giving
                  written notice to the Majority Subscribers at any time after September 30, 1998 (the "Final Termination Date") if the Closing shall not have occurred on or before the Final Termination Date by reason of the failure of any condition set forth in Section 8 to be satisfied (unless the failure results primarily from one or more breaches or violations of this Agreement by Holdco One or inaccuracies in representations of Holdco One hereunder).

                           (e) The Majority Subscribers may terminate this
                  Agreement by giving written notice to Holdco One at any time after the Final Termination Date if the Closing shall not have occurred on or before the Final Termination Date by reason of the failure of any condition set forth in Section 9 to be satisfied (unless the failure results primarily from one or more breaches or violations of this Agreement by any Subscriber or inaccuracies in representations of any Subscriber hereunder).

         13.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 13.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that no termination of this Agreement shall relieve any party of liabilities in respect of any breaches or violations of this Agreement or any duty with respect hereto by such party or any inaccuracies in any representations by such party hereunder prior to termination.

14.      MISCELLANEOUS.

         14.1. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof

(whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Holdco One, by Holdco One, and (ii) in the case of a waiver by any Subscriber, by such Subscriber.

         14.2. Amendment or Modification, etc. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by Holdco One and the Majority Subscribers. Any written amendment, modification or waiver executed by Holdco One and the Majority Subscribers shall be binding upon Holdco One and each Subscriber.

         14.3. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

         14.4. Schedules; Listed Documents, etc. Neither the listing nor description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such Schedule and such modification, qualification or exception is clearly described in such Schedule. The parties hereto intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists other representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant or agreement.

         14.5. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

         14.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         14.7. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) no party may transfer any of its rights or obligations hereunder without the consent of Holdco One and the Majority Subscribers, except that Holdco One may assign this Agreement to Dutch Holding Company pursuant to an Assignment and Amendment Agreement as provided in
Section 7.9, and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder. Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any Person other than the parties and their respective transferees, successors and assigns.

15.      NOTICES.

         Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

         If to any Subscriber,     ON BOARD MEDIA, INC.
         or him or it:             960 Alton Road
                                   Miami Beach, Florida  33139
                                   Telephone: (305) 673-0400
                                   Fax: (305) 674-9396

         With a copy to:           White & Case LLP
                                   200 South Biscayne Boulevard, Suite 5000
                                   Miami, Florida  33131
                                   Telephone:  (305) 371-2700
                                   Fax:  (305) 358-5744
                                   Attn: Jorge L. Freeland, Esq.

         If to Holdco One to       Cruise Line Holdings Co.
         it at:                    c/o Berkshire Partners
                                   One Boston Place
                                   Boston, MA  02108
                                   Telecopier: 617-227-6105
                                   Attention:  Bradley M. Bloom

         With a copy to:           Ropes & Gray
                                   One International Place
                                   Boston, MA  02110
                                   Telecopier: 617-951-7050
                                   Attention:  David C. Chapin, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent by Federal Express, if sent by Federal Express,
(c) one business day after being delivered, if delivered by telecopier with confirmation of good transmission, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

                        [SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have hereunto set their hands under seal, as of the date first above written.

HOLDCO ONE:                          CRUISE LINE HOLDINGS CO.


                                     /s/ David R. Peeler
                                     ---------------------------------
                                     By: David R. Peeler
                                     Title:


SUBSCRIBERS:                         ON-BOARD MEDIA, INC.


                                     /s/ Philip Levine
                                     --------------------------------------
                                     By: Philip Levine
                                     Title: President


                                     CRUISE MANAGEMENT INTERNATIONAL,
                                     INC.


                                     /s/ Philip Levine
                                     --------------------------------------
                                     By: Philip Levine
                                     Title: President


                                     BOXER MEDIA, INC.


                                     /s/ Philip Levine
                                     --------------------------------------
                                     By: Philip Levine
                                     Title: President

                                     /s/ Philip Levine
                                     --------------------------------------
                                     Philip Levine, Individually

                                     /s/ Jerry Chafetz
                                     --------------------------------------
                                     Jerry Chafetz, Individually


                                     THE GERALD ROBINS REVOCABLE
                                       TRUST 8/3/94


                                     /s/ Gerald Robins
                                     --------------------------------------
                                     Gerald Robins, Trustee

                                     THE CRAIG ROBINS REVOCABLE
                                       TRUST 8/3/94


                                     /s/ Gerald Robins
                                     --------------------------------------
                                     Gerald Robins, Trustee


                                     THE SCOTT ROBINS REVOCABLE
                                       TRUST 8/3/94


                                     /s/ Gerald Robins
                                     --------------------------------------
                                     Gerald Robins, Trustee



                                    GUARANTY


         The undersigned, Gerald Robins ("Guarantor"), hereby joins in this Agreement for the sole purpose of acting as a primary obligor for the several (and not joint) indemnification liabilities, if any, of the Gerald Robins Revocable Trust 8/3/94, the Scott Robins Revocable Trust 8/3/94 and the Craig Robins Revocable Trust 8/3/94 (collectively, the "Trusts") arising pursuant to
Article 10 of this Agreement, provided that the Guarantor shall have the benefit of, and the right to assert, all of the defenses available to the Trusts as though any such claims for indemnification against Guarantor were asserted against the Trusts.


                                      By: /s/ Gerald Robins
                                          ---------------------------------
                                          Gerald Robins, Individually